United States

Securities and Exchange Commission

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) §240.14a-12

GRAFTECH INTERNATIONAL LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

GRAFTECH INTERNATIONAL LTD.

Notice of Annual Meeting of Stockholders to be held on May 20, 2008 and Proxy Statement

This Proxy Statement is dated

April 9, 2008.

GRAFTECH INTERNATIONAL LTD.	12900 Snow Road • Parma, OH 44130

Craig S. Shular

Chairman, Chief Executive Officer, & President

April 9, 2008

Fellow Stockholders:

It is my pleasure to invite you to our annual meeting, which will be held on May 20, 2008, at 10:00 a.m., at our offices located at 12900 Snow Road, Parma, Ohio.

In the following pages, you will find the formal notice of our annual meeting and our proxy statement. After reading the proxy statement, please mark your votes on the accompanying proxy or vote instruction card, sign it and promptly return it in the accompanying envelope. Most of our stockholders hold their shares in street name, and we are offering them the opportunity to vote by telephone or via the Internet as instructed in the proxy statement or on the vote instruction card. Please vote by whichever method is most convenient to you to ensure your shares are represented at the meeting.

If you wish to attend our annual meeting in person, please indicate your intention where requested on the accompanying proxy or vote instruction card. In addition, please write your name, where indicated, on the attached admission ticket and bring it with you to the meeting. Due to space limitations, we request that only one guest accompany you to the meeting.

We appreciate the continuing interest of our stockholders in our business.

Sincerely,

Craig S. Shular

Chairman, Chief Executive Officer,

President

GRAFTECH INTERNATIONAL LTD.	12900 Snow Road • Parma, OH 44130

Gary R. Whitaker

General Counsel, Vice President & Secretary

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on May 20, 2008

The annual meeting of stockholders of GrafTech International Ltd. will be held at 10:00 a.m. on May 20, 2008, at our offices located at 12900 Snow Road, Parma, Ohio, for the following purposes:

1.	To elect six directors to serve on GrafTech’s Board until the annual meeting of stockholders for 2009; and

2.	To transact such other business as may properly come before the meeting.

To ensure that your shares are represented at the meeting in the event that you do not attend, please mark your votes on the accompanying proxy or vote instruction card, sign it, date it and promptly return it in the accompanying envelope or vote via the Internet or by telephone as instructed in Question 2 under “Questions and Answers” of the accompanying proxy statement or on the accompanying vote instruction card.

By Order of the Board of Directors,

Gary R. Whitaker

General Counsel, Vice President

& Secretary

GRAFTECH INTERNATIONAL LTD.	12900 Snow Road • Parma, OH 44130

PROXY STATEMENT

for Annual Meeting of Stockholders for 2008

QUESTIONS AND ANSWERS

1.	Q: What is the purpose of the proxy?

A:	This proxy statement and the accompanying proxy relate to the annual meeting of stockholders of GrafTech International Ltd., a Delaware corporation (“GrafTech”), for 2008. GrafTech’s Board of Directors (the “Board”) is soliciting proxies from stockholders in order to provide every stockholder an opportunity to vote on all matters submitted to a vote of stockholders at the meeting, whether or not he or she attends in person. The proxy authorizes a person other than a stockholder, called the proxyholder, who will be present at the meeting, to cast the votes which the stockholder would be entitled to cast at the meeting if the stockholder were present. It is expected that this proxy statement and the accompanying proxy will be first mailed or delivered to stockholders beginning on or about April 9, 2008. When used in this proxy statement, “we”, “us” or “our” refers to GrafTech and its subsidiaries collectively or, if the context so requires, individually.

2.	Q: How do I cast my vote?

A:	If you hold your shares in street name (such as in a brokerage account or in the name of a bank or other nominee), there are four different ways you may cast your vote. You can vote by:

•	telephone, by calling the toll-free number on the vote instruction card.

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Internet, by logging onto www.proxyvote.com and then following the instructions as they appear on your computer screen. The Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the stockholder.

•	marking, signing, dating and mailing the vote instruction card and returning it in the envelope provided.

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attending and voting at the meeting, if you marked your vote instruction card that you will attend the meeting and obtained authorization from your bank, broker or nominee pursuant to instructions on your vote instruction card.

Deadline for Internet and telephone voting. Votes submitted electronically via the Internet or by telephone must be received by midnight, eastern daylight savings time, on May 19, 2008.

If you hold your shares registered in your name, there are two different ways you may cast your vote. You may vote by:

•	marking, signing, dating and mailing the accompanying proxy and returning it in the envelope provided.

•	attending and voting at the meeting after you have indicated your intention to attend the meeting on the accompanying proxy.

3.	Q: What matters are being submitted to a vote?

A:	The only matter known to management to be submitted to a vote of stockholders at the meeting is the election of directors.

If any of the nominees nominated by GrafTech’s Board is not available for election at the time of the meeting, discretionary authority will be exercised by the proxyholders designated in the accompanying proxy to vote for substitutes designated by GrafTech’s Board unless GrafTech’s Board chooses to reduce the number of directors.

4.	Q: How will the proxyholders vote my shares?

A:	When you give a proxy, regardless of the method by which given, the proxyholders will vote your shares as instructed on the proxy with respect to the matters specified on the proxy.

If you are a record holder of your shares and you submit a proxy but do not mark your votes, your shares will be voted FOR the election of each nominee that has been nominated by GrafTech’s Board. If you hold your shares in “street name” through a broker, you must follow your broker’s procedures for instructing your broker how to vote. If you do not instruct your broker how to vote, your broker may exercise his, her or its discretion to vote your shares in the election of directors and, except as limited by rules of the New York Stock Exchange (the “NYSE”), on such other matters that are submitted to a vote of stockholders at the meeting.

In addition, if other matters are submitted to a vote of stockholders at the meeting, your proxy on the accompanying form gives the proxyholders the discretionary authority to vote your shares in accordance with their best judgment on that matter. Unless you specify otherwise, it is expected that your shares will be voted on those matters as recommended by GrafTech’s Board.

5.	Q: How do I revoke a proxy?

A:	If you hold your shares registered in your name, you may revoke your proxy by submitting a revised one at any time before the vote to which the proxy relates. You may also revoke it by submitting a ballot at the meeting.

If your shares are held in street name, there are special procedures that you must follow in connection with revoking a proxy submitted via the Internet or by telephone or by marking, signing and returning the vote instruction card.

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Revoking your vote and submitting a new vote before the deadline of midnight, eastern daylight savings time, on May 19, 2008. If you submit a proxy via the Internet, by telephone or by marking, signing and returning the vote instruction card, you may revoke your proxy at any time and by any method before the deadline.

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Revoking your vote and submitting a new vote after the deadline of midnight, eastern daylight savings time, on May 19, 2008. If you submit a proxy via the Internet, by telephone or by marking, signing and returning the vote instruction card and wish to revoke it and submit a new proxy after the deadline has passed, you must contact your broker, bank or other nominee and follow the requirements set by your broker, bank or other nominee. We cannot assure you that you will be able to revoke your proxy and vote your shares by any of the methods described above.

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Revoking your vote and submitting a new vote by ballot at the meeting. If you submit a proxy via the Internet, by telephone or by marking, signing and returning the vote instruction card and wish to revoke it and vote at the meeting, you must contact your broker, bank or other nominee and follow the requirements set by your broker, bank or other nominee. We cannot assure you that you will be able to revoke your proxy or attend and vote at the meeting.

6.	Q: How do I name another proxyholder?

A:	You may designate as your proxyholder(s) any person(s) other than those named on the accompanying proxy by crossing out those names and inserting the name(s) of the person(s) you wish to have act as your proxy. No more than three persons should be so designated. In such a case, you must deliver the proxy to the person(s) you designated and they must be present and vote at the meeting. Proxies on which other proxyholders have been designated should not be mailed or delivered to us.

7.	Q: Who may vote?

A:	Stockholders of record as of the close of business on March 24, 2008 are entitled to notice of the meeting and to vote on each proposal submitted to a vote of stockholders at the meeting. During the ten days prior to the annual meeting, a list of stockholders entitled to vote at the meeting will be available for examination by stockholders during ordinary business hours at our principal executive offices at 12900 Snow Road, Parma, OH 44130. Each share of our common stock, par value $.01 per share, is entitled to one vote. At March 24, 2008, 102,857,189 shares of our common stock were issued and outstanding. Those shares were held by 129 stockholders of record.

8.	Q: What if I participate in the Savings Plan?

A:	If you participate in the GrafTech International Savings Plan, your proxy will represent both the number of shares registered in your name and the number of shares (including company matching contributions made in shares) allocated to your account in the Savings Plan as of March 24, 2008. All of these shares will be voted by the trustee for the Savings Plan in accordance with your directions on the proxy submitted by you.

9.	Q: What is a quorum?

A:	A quorum is the minimum number of issued and outstanding shares of our common stock, the holders of which must be present at a meeting in order to duly convene the meeting. The quorum for our annual meeting is the presence, in person or by proxy, of holders of a majority of the issued and outstanding shares of our common stock.

10.	Q: What votes are used to determine the outcome of any matter submitted to a vote?

A:	Only those votes cast for the election of directors are used in determining the results of a vote on the election of directors. Only those votes cast for or against any other proposal are used in determining the results of a vote on that proposal.

Abstentions and broker non-votes. The stockholders whose proxies show abstentions or constitute broker non-votes are included for purposes of determining the presence of a quorum. With respect to the approval of any particular proposal (other than the election of directors), however, since they are not affirmative votes for the proposal they have the same effect as votes against the proposal.

11.	Q: How many votes are required for each nominee to be elected as a member of GrafTech’s Board?

A:	Each nominee must receive a plurality of the votes cast in order to be elected as a director.

12.	Q: How much did this proxy solicitation cost?

A:	The cost for the solicitation of proxies by GrafTech’s Board is anticipated to be approximately $20,000, which will be borne by us. We will request banks, brokers and other nominees, including custodians and fiduciaries, to forward soliciting material to beneficial owners of our common stock and will pay such persons for forwarding such material. In addition to the solicitation of proxies generally by means of this proxy statement, officers or other employees, without extra remuneration, may solicit proxies by telephone or other means of personal contact.

13. Q:	Who is GrafTech’s independent registered public accounting firm and will representatives thereof be available to respond to questions at the meeting?

A:	PricewaterhouseCoopers LLP was our independent registered public accounting firm for 2007. We have not had the opportunity to complete the process of selecting our independent registered public accounting firm for 2008. The Audit and Finance committee intends to make such a selection during our second quarter of 2008.

Representatives of PricewaterhouseCoopers LLP will be present at the meeting, will be given the opportunity to make a statement if they desire to do so and will respond to appropriate questions of stockholders. PricewaterhouseCoopers LLP confirmed that they are independent accountants with respect to GrafTech within the meaning of applicable regulations of the Securities and Exchange Commission (“SEC”) and the requirements of the Public Company Accounting Oversight Board (“PCAOB”).

14.	Q: When are stockholder proposals for the 2009 annual meeting due?

A:	Any proposal (including any nomination for election to GrafTech’s Board) which a stockholder wishes to have considered for inclusion in GrafTech’s proxy statement for the annual meeting of stockholders for 2009 must be received by the Secretary of GrafTech at GrafTech’s principal executive office on or before December 10, 2008 and must otherwise comply with GrafTech’s Amended and Restated By-Laws and rules of the SEC.

GrafTech’s By-Laws provide, among other things, that written notice of any proposal (including any such nomination) by a stockholder must be received by the Secretary of GrafTech not less than 105 days and not more than 135 days prior to the meeting before such proposal (or nomination) is to be brought, except in certain circumstances, and must contain detailed information regarding the proposal (and, if applicable, the nominee) and the stockholder making the proposal (or nomination), including the name of the stockholder and the number of shares of our common stock owned beneficially and of record by the stockholder (including his or her affiliates, all groups of which he or she is a member and all persons with whom he or she is acting in concert (in each case identifying them)). Any proposal (other than a nomination for election to GrafTech’s Board) which a stockholder wishes to have considered must also describe, among other things, the stockholder’s material direct or indirect interest in GrafTech (including any material direct or indirect interest of his or her affiliates, all groups of which he or she is a member and all persons with whom he or she is acting in concert) and whether such stockholder (or such affiliates, groups or persons) has solicited, is soliciting or plans to solicit proxies in respect of such matter. A stockholder proposing to nominate a candidate for election to GrafTech’s Board must disclose, among other things, any professional, commercial, business or familial relationship that the stockholder (including his or her affiliates, all groups of which he or she is a member and all persons with whom he or she is acting in concert (in each case identifying them)) has to the nominee (including his or her affiliates, all groups of which he or she is a member and all persons with whom he or she is acting in concert (in each case identifying them)). The chairperson of the annual meeting for 2009 shall determine whether any such proposal (or nomination) shall have been properly brought. If such proposal (or nomination) is not properly brought, then the chairperson shall not allow a vote on the proposal (or nomination).

Proxyholders named in the proxy accompanying the proxy statement for the annual meeting for 2009 will have discretionary authority to vote on any proposal submitted at the meeting, other than a proposal that is included in such proxy statement.

PROPOSALS ON WHICH YOU MAY VOTE

1. Election of Directors

You may vote on the election of directors. Unless you specify otherwise, either when completing your proxy or a subsequent proxy or by casting a ballot in person at the meeting, your shares represented by a proxy in the form accompanying this proxy statement and returned to the proxyholders named therein will be voted for the election to GrafTech’s Board of each of the six nominees listed beginning on page 6. GrafTech’s Board recommends a vote FOR each of the nominees.

PROPOSAL: ELECTION OF DIRECTORS

Nominees for the Board of Directors

The six nominees listed below were unanimously nominated by GrafTech’s Board in accordance with recommendations by the Nominating and Governance Committee. Each nominee has consented to being named as a nominee for election as a director and agreed to serve if elected. Each nominee who is elected will serve as a director until his or her successor is elected at the next annual meeting of stockholders or until his or her earlier removal or resignation. Except as otherwise described below, if any of the nominees is not available for election at the time of the meeting, discretionary authority will be exercised to vote for substitutes designated by GrafTech’s Board unless GrafTech’s Board chooses to reduce the number of directors. Management is not aware of any circumstances that would render any nominee unavailable. The ages of the nominees are given as of March 1, 2008.

MARY B. CRANSTON Director since 2000

Age 60

Ms. Cranston is the senior partner and, from 1999 to December 2006, served as Chair of Pillsbury Winthrop Shaw Pittman LLP, an international law firm. Ms. Cranston is based in San Francisco, California. Ms. Cranston has been practicing complex litigation, including antitrust, telecommunications and securities litigation, with Pillsbury Winthrop Shaw Pittman LLP since 1975. Ms. Cranston is currently a director of Juniper Networks Inc. and Visa, Inc. She is a trustee of Stanford University and the San Francisco Ballet and a director of the California State Automobile Association, the Bay Area Council, the Commonwealth Club of California, the Episcopal Charities, and the San Francisco Museum of Women.

HAROLD E. LAYMAN Director since 2003

Age 61

From 2001 until his retirement in 2002, Mr. Layman was President and Chief Executive Officer of Blount International, Inc. Prior thereto, Mr. Layman served in other capacities with Blount International, including President and Chief Operating Officer from 1999 to 2001, Executive Vice President and Chief Financial Officer from 1997 to 2000, and Senior Vice President and Chief Financial Officer from 1993 to 1997. From 1981 through 1992, he held various financial management positions with VME Group/Volvo AB. From 1970 to 1980, Mr. Layman held various operations and financial management positions with Ford Motor Company. He is currently a director of Blount International Inc., Grant Prideco, Inc. and Infinity Property and Casualty Corporation.

FERRELL P. McCLEAN Director since 2002

Age 61

Ms. McClean was a Managing Director and the Senior Advisor to the head of the Global Oil & Gas Group in Investment Banking at J.P. Morgan Chase & Co. from 2000 through the end of 2001. She joined J.P. Morgan & Co. Incorporated in 1969 and founded the Leveraged Buyout and Restructuring Group within the Mergers & Acquisitions Group in 1986. From 1991 until 2000, Ms. McClean was a Managing Director and co-headed the Global Energy Group within the Investment Banking Group at J.P. Morgan & Co. Ms. McClean is currently a director of El Paso Corporation. She retired as a director of Unocal Corporation in 2005.

MICHAEL C. NAHL Director since 1999

Age 65

Mr. Nahl has been Executive Vice President and Chief Financial Officer of Albany International Corp., a manufacturer of paper machine clothing, which are the belts of fabric that carry paper stock through the paper production process, since April 2005. Mr. Nahl joined Albany International Corp. in 1981 as Group Vice President, Corporate, and, prior to appointment to his present position, he was Senior Vice President and Chief Financial Officer. Mr. Nahl is currently a director of Lindsay Corporation and a member of JPMorgan Chase and Company’s Regional Advisory Board.

FRANK A. RIDDICK, III Director since 2004

Age 51

Mr. Riddick has served as President and Chief Executive Officer of Formica Corporation, a manufacturer of surfacing materials used in countertops, cabinets, and flooring, since January 2002. Mr. Riddick was instrumental in assisting Formica to emerge from Chapter 11 bankruptcy proceedings in June 2004. He served as President and Chief Operating Officer of Armstrong Holdings, Inc. from February 2000 to November 2001 and in various other executive capacities at Armstrong and its subsidiaries from 1995 to 2000. In December 2000, Armstrong’s principal operating subsidiary, Armstrong World Industries, Inc., filed for Chapter 11 bankruptcy protection as a result of Armstrong’s legacy asbestos liabilities. Prior to joining Armstrong, he held a number of financial managerial positions with FMC Corporation, General Motors Corporation and Merrill Lynch & Co., Inc. Mr. Riddick is a director of Formica Corporation and a member of the Board of Visitors of the Fuqua School of Business at Duke University.

CRAIG S. SHULAR Director since 2003 and Chairman of the Board since February 2007.

Age 55

Mr. Shular was elected Chairman of the Board in February 2007. He became Chief Executive Officer and a director of GrafTech in January 2003 and has served as President since May 2002. With the resignation of GrafTech’s Chief Financial Officer effective December 12, 2005, Mr. Shular was also appointed as the interim Chief Financial Officer and served in that role until May 2006.

From 1976 through 1998, Mr. Shular held various financial, production, sales and senior business management positions at Union Carbide Corporation. He entered Union Carbide’s Management Development Program with its Carbon Products Division (GrafTech’s predecessor) after which Mr. Shular moved to Union Carbide’s Corporate Group and held several senior positions in the areas of business management, sales and marketing, operations, government relations, corporate internal audits, international finance, and accounting, serving assignments in Hong Kong, Indonesia, Singapore, Europe and the United States.

Mr. Shular joined GrafTech as its Vice President and Chief Financial Officer in January 1999, and assumed the additional duties of Executive Vice President, Electrode Sales and Marketing in February 2000 until August 2001. From August 2001 to May 2002, he served as Executive Vice President of GrafTech’s largest business—Graphite Electrodes. From May 2002 through December 2002, Mr. Shular served as Chief Operating Officer.

Mr. Shular is a Certified Public Accountant, graduating from The State University of New York at Buffalo in 1974 with a Bachelor of Science degree in Business/Marketing, cum laude, and received a degree of Master of Business Administration with honors (concentration in Finance/Accounting) from the same institution in 1976.

THE BOARD OF DIRECTORS

Structure of the Board

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Under the Amended and Restated By-Laws, our Board fixes the number of directors. Our Board currently consists of eight members, each of whom the Board has determined to be an independent director (within the meaning of the listing standards of the NYSE), except for Mr. Shular, who is a GrafTech employee. In February 2008, R. Eugene Cartledge and John R. Hall informed us that they have decided to retire from service as directors at our 2008 annual meeting and accordingly are not standing for re-election. Each of them had previously attained the Board’s retirement age of 74 and had continued to serve at the Board’s request. Mr. Cartledge has served on the Board of Directors since 1996. Mr. Hall has served on the Board of Directors since 1995. The decisions made by Mr. Cartledge and Mr. Hall were not the result of any disagreement with us on any matter relating to our operations, policies or practices. Effective upon due election and qualification of directors at the annual meeting, the number of directors constituting our Board shall be six.

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The Board has determined that to be considered independent, an outside director may not have a material relationship with GrafTech (directly or as a partner, stockholder or officer of an organization that has a relationship with GrafTech). In determining whether a material relationship exists, the Board considers, among other things, whether a director or a member of his or her immediate family during the past three years was a former employee, received more than $100,000 in direct compensation in any 12-month period from GrafTech (other than director fees and pension or other deferred compensation for prior service), has been affiliated or employed by a present or former auditor of GrafTech, or is or has been part of an interlocking directorate. The Board consults with GrafTech’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent director,” including, but not limited to, those set forth in the listing standards of the NYSE. The Board has considered the employment of Ms. McClean’s husband by an entity that was acquired by the Bank of New York, a lender of 2.7% of the funds borrowed by us under our credit facility entered into on February 7, 2005. The Board has determined that, despite this relationship, Ms. McClean is an “independent director” under applicable securities laws, regulations and NYSE listing standards. This determination applies to Ms. McClean’s service on the Board and, also, as a member of our Audit and Finance Committee. The Board selects the Chairman following each annual meeting of stockholders. It is expected that Mr. Shular will be selected to continue as Chairman after the 2008 annual meeting.

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GrafTech’s Board has established three standing committees, the Audit and Finance Committee, the Nominating and Governance Committee and the Organization, Compensation and Pension Committee (also referred to in this proxy statement as the “Compensation Committee”), and periodically establishes other committees, in each case so that certain important matters can be addressed in greater depth than may be possible in a meeting of the entire Board. Under the Board and Committee charters described below, members of the three standing committees must be independent directors within the meaning of the listing standards of the NYSE. Further, members of the Audit and Finance Committee must be independent directors within the meaning of the Sarbanes-Oxley Act of 2002, must satisfy the expertise requirements of the listing standards of the NYSE and must include an audit committee financial expert within the meaning of the SEC rules. GrafTech’s Board has determined that the three standing committees currently consist of members who satisfy such requirements. Effective upon Messrs. Cartledge’s and Hall’s retirements from the Board, the Board intends to elect directors to its standing committees who meet the applicable independence and other requirements of the listing standards of the NYSE.

Meetings of the Board

•	GrafTech’s Board met 7 times during 2007.

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Each director is expected to attend meetings of GrafTech’s Board and meetings of committees of GrafTech’s Board of which he or she is a member, and to spend the time necessary to properly discharge his or her respective duties and responsibilities. During 2007, each director who was then serving attended at least 75% of the total number of meetings of GrafTech’s Board and meetings of committees of GrafTech’s Board of which he or she was a member, with the exception of Ms. McClean who attended 72.2% of all Board and committee meetings, including 6 of 7 full Board and 7 of eleven Audit and Finance Committee meetings. Directors are encouraged, but not required, to attend GrafTech’s annual meetings of stockholders. All of our directors attended the 2007 annual meeting of stockholders.

Committees of the Board

A description of the functions of each standing committee is set forth beginning on page 11, and the members of each standing committee at March 24, 2008, and the number of meetings held by each standing committee in 2007 are set forth on page 14.

All committees have the authority to retain and pay advisors and conduct investigations without further approval of GrafTech’s Board or management. All such advisors shall report and be responsible directly to the committee which retains them, including the independent registered public accounting firm (who are required to be retained by the Audit and Finance Committee).

Board and Committee Charters

GrafTech’s Board adopted corporate governance guidelines (called the “Charter of the Board”) and each committee has adopted written corporate governance guidelines (called a charter) that, at a minimum, are intended to satisfy the requirements of the listing standards of the NYSE. These guidelines cover such matters as purpose and powers, composition, meetings, procedures, required responsibilities and discretionary activities which GrafTech’s Board or the committee should periodically consider undertaking. Each committee is authorized to exercise all power of GrafTech’s Board with respect to matters within the scope of its charter.

The Charter of the Board containing the corporate governance guidelines and each of the committee charters are available on our Web site by clicking on “Corporate Governance Guidelines” at http://www.graftech.com/getdoc/ 6b8a3b4d-967c-4bdd-ab04-ea0011de0c91/ GRAFTECH-INTERNATIONAL-LTD-Corp-Gov-Guide.aspx and in print to any stockholder upon request. A copy of the Audit and Finance Committee Charter is also attached to this proxy statement as Appendix A. The information contained on our Web site is not part of this proxy statement.

Nothing in the Charter of the Board or of any committee shall expand or increase the duties, responsibilities or liabilities of any member under any circumstance beyond those otherwise then existing under applicable law.

Corporate Governance

The Charter of the Board provides, among other things, that:

•	a majority of the directors shall be independent within the meaning of the listing standards of the NYSE;

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if a member of the Audit and Finance Committee simultaneously serves on an audit committee of more than three public companies, GrafTech’s Board must determine that such simultaneous service would not impair the ability of such member to effectively serve on the Audit and Finance Committee;

•	no director will be nominated for election or re-election if he or she would be age 74 or older at the time of election, unless special circumstances so warrant;

•	GrafTech’s Board shall meet in regular sessions at least six times annually (including telephonic meetings and the annual retreat described below);

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GrafTech’s Board shall have an annual extended retreat with executive officers at which there will be a full review of financial statements and financial disclosures, long-term strategies, plans and risks, and current developments in corporate governance; and

•	non-management directors will meet in executive session at least once annually.

The Charter of the Board requires, in consultation with the General Counsel, to establish a means for stockholders and employees to communicate with non-management directors and to disclose the name of the presiding director, who will ultimately receive such communication, and the means for such communication in the annual proxy statement. A majority of the non-management directors choose the director who presides at the meetings of non-management directors. Mary B. Cranston is currently serving as such presiding director. Stockholders, employees, and other interested parties (including those who are not stockholders or employees) may make any such communications to the presiding director and should direct them to M. Ridgway Barker, Kelley Drye & Warren LLP, 400 Atlantic Street, 13th Floor, Stamford, CT 06901, (203) 324-1400 (phone), (203) 327-2669 (fax), and mrbarker@kelleydrye.com. Mr. Barker will forward all such communications to the presiding director if they relate to substantive matters and include suggestions or comments that he considers important for the presiding director to know. Generally, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs or personal grievances or communications which are repetitive or duplicative.

Code of Conduct and Ethics

We have had for many years a Code of Conduct and Ethics. The Code of Conduct and Ethics applies to all employees, including senior executives and financial officers, as well as all directors. It is intended, at a minimum, to comply with the listing standards of the NYSE as well as the Sarbanes-Oxley Act of 2002 and the SEC rules adopted thereunder. A copy of our Code of Conduct and Ethics is available on our Web site at http:// www.graftech.com/getdoc/fd25921b-07b1-429f-86fa-397f0d0cb30d/Code-of-Conduct-and-Ethics.aspx. and in print to any stockholder upon request. Only GrafTech’s Board or the Audit and Finance Committee may waive the provisions of our Code of Conduct and Ethics with respect to executive officers and directors. Any such waivers will be posted on our website.

Related Person Transactions

Our Board recognizes that transactions in which we participate and in which a related person (executive officer, director, director nominee, five percent or greater stockholder, and their immediate family members) has a direct or indirect material interest can present potential or actual conflicts of interest and create the appearance that company decisions are based on considerations other than the best interests of GrafTech and its stockholders. Accordingly, as a general matter, it is our preference to avoid related person transactions. Nevertheless, we recognize that there are situations where related person transactions may be in, or may not be inconsistent with, the best interests of GrafTech and its stockholders.

Under its charter, our Audit and Finance Committee reviews, evaluates and, as appropriate, approves all transactions with affiliates (other than majority owned subsidiaries), related parties, directors and executive officers (other than with respect to compensation of directors or executive officers, which are addressed by the Compensation Committee). In the event we enter into a transaction in which an executive officer (other than an employment relationship), director, director nominee, five percent or greater stockholder, or a member of their immediate family has a direct or indirect material interest, the transaction is to be presented to our Audit and Finance Committee for review to determine if the transaction creates a conflict of interest and is otherwise fair to the company. We require each executive officer and director to annually provide us written disclosure of any transaction to which we are a party and in which the officer or director or any of their immediate family members has a direct or indirect material interest. Our Audit and Finance Committee reviews our disclosure of related party transactions on an as needed basis and on an annual basis in connection with the preparation of our annual report and proxy statement.

COMMITTEES OF THE BOARD

Audit and Finance Committee

The Audit and Finance Committee assists GrafTech’s Board in discharging and performing its duties and responsibilities with respect to the financial affairs of GrafTech. Without limiting the scope of such activities, the Committee shall:

•	select, retain, evaluate and, as appropriate, terminate and replace the independent registered public accounting firm;

•	review and, as appropriate, approve, prior to commencement, all audit and non-audit services to be provided by the independent registered public accounting firm;

•	review regularly with management, the director of internal audits and the independent registered public accounting firm any audit problems or difficulties and management’s response thereto;

•	resolve or direct the resolution of all material disagreements between management and the independent registered public accounting firm regarding accounting and financial reporting;

•

review with management and the independent registered public accounting firm all reports delivered by the independent registered public accounting firm with respect to critical accounting policies and practices used, alternative treatments of financial information available under GAAP and other written communications between the independent registered public accounting firm and management, together with their ramifications and the preferred treatment by the independent registered public accounting firm;

•	meet at least once annually with management, the director of the internal audit department, the General Counsel and the independent registered public accounting firm in separate private sessions;

•

assess at least annually the adequacy of codes of conduct, including codes relating to ethics, integrity, conflicts of interest, confidentiality, public disclosure and insider trading and, as appropriate, adopt changes thereto, and otherwise discharge its responsibilities with respect to the adoption, improvement and implementation of the code of conduct;

•	direct the establishment of procedures for the receipt and retention of, and the response to, complaints received regarding accounting, internal control or auditing matters; and

•	direct the establishment of procedures for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

No member of the Committee serves as a member of an audit or similar committee of more than three public companies. The Audit and Finance Committee’s Report is set forth below.

Organization, Compensation and Pension Committee

The Compensation Committee assists GrafTech’s Board in discharging and performing its duties and responsibilities with respect to management compensation and succession, employee benefits and director compensation. To the extent that the Committee deems appropriate or desirable, it may appoint one or more subcommittees whose members are non-employee directors and outside directors as set forth above and delegate to such subcommittee or subcommittees the authority to make (including determining the terms and conditions of) grants or awards under, and to otherwise administer, bonus and incentive compensation plans and programs.

Without limiting the scope of such activities, the Compensation Committee shall:

•

annually determine the compensation of the Chief Executive Officer and the corporate goals and objectives relevant thereto and evaluate the performance of the Chief Executive Officer in light of such goals and objectives;

•	review and evaluate compensation (including incentive compensation) for senior management and determine compensation for directors;

•	review organizational systems and plans, including those relating to management development and succession planning, including contingency planning for unanticipated sudden developments;

•	administer stock-based compensation plans; and

•	review the Compensation Discussion and Analysis for inclusion in GrafTech’s proxy statement.

For a further discussion of the processes and procedures involved, please see “Compensation of Directors and Executive Officers—Compensation Discussion and Analysis.”

Nominating and Governance Committee

The Nominating and Governance Committee assists GrafTech’s Board in discharging and performing its duties and responsibilities with respect to nomination of directors, selection of committee members, assessment of performance of GrafTech’s Board and other corporate governance matters. Without limiting the scope of such activities, the Committee shall:

•	review candidates for nomination for election as directors submitted by directors, officers, employees and stockholders; and

•

review at least annually the current directors of GrafTech’s Board to determine whether such individuals are independent under the listing standards of the NYSE and the SEC rules under the Sarbanes-Oxley Act of 2002.

The Committee annually assesses the composition of GrafTech’s Board and its standing committees to determine whether they comply with requirements under Board and Committee charters, SEC rules, NYSE listing standards and applicable laws and possess the core competencies described below. In addition, the Committee assesses whether each director has the skills and characteristics described below and undertakes succession and other planning as to the future needs of GrafTech. The Committee gathers suggestions as to individuals who may be available to meet those future needs from a variety of sources, such as past and present directors, stockholders, colleagues and other parties with which we have business dealings, and undertakes a preliminary review of the individuals suggested. The preliminary review may include preliminary searches of public information available about the individuals. At such times as the Committee determines that a relatively near term need exists and if, following a preliminary review, the Committee believes that an individual may strengthen the core competencies and possess the skills and characteristics described below, the Committee will contact the individual to ascertain his or her interest in serving GrafTech and obtain further information about and insight as to such individual. In connection therewith, the Committee typically reviews detailed resumes and questionnaires, contacts references, conducts in-depth interviews and undertakes in-depth searches of public information. Based thereon and on the Committee’s evaluation of other potential nominees and GrafTech’s needs, the Committee determines whether to nominate the individual for election as a director. While we have not in the past engaged any third party to identify or evaluate nominees, the Committee may do so in the future.

There are no differences in the manner in which the Committee evaluates nominees for directors recommended by a stockholder. To submit a nominee for election as a director for consideration by the Committee, a stockholder must submit a written request to that effect to the Secretary of GrafTech at GrafTech’s principal executive office. Any such request will be subject to the requirements described in the Answer to Question 14 on page 4.

The Committee believes that GrafTech’s Board, as a whole, should possess the following core competencies:

•	strategy/vision: ability to provide strategic insight and direction by encouraging innovation, conceptualizing key trends, and evaluating strategic decisions;

•	leadership: ability to attract, motivate and energize a high-performance leadership team;

•	international markets: ability to appreciate the importance of global business trends;

•	industry knowledge: ability to assess opportunities and threats unique to GrafTech’s industry;

•	crisis response: ability and time to perform during periods of both short-term and prolonged crisis;

•	management: ability to apply general management best practices in a complex, rapidly evolving business environment;

•	business judgment: ability to assess business risk and stockholder value creation strategies; and

•	accounting, finance and disclosure: ability to protect and inform security holders through liquidity and capital resource management and internal financial and disclosure controls.

The Committee also believes that each director should possess the following skills and characteristics:

•	high personal standards of integrity and honesty, and a desire to make full disclosure of all present and future conflicts of interest;

•	literacy in financial and business matters;

•	the ability to be an effective team member;

•	a commitment to active involvement and an ability to give priority to GrafTech;

•	no affiliations with competitors;

•	achievement of high levels of accountability and success in his or her given fields;

•	no geographic travel restrictions;

•

an ability and willingness to learn GrafTech’s business or, ideally, experience in GrafTech’s business or in professional fields (i.e., finance, accounting, law or banking) or in other industries or as a manager of international businesses so as to have the ability to bring new insight, experience or contacts and resources to GrafTech;

•	a willingness to make a personal substantive investment in GrafTech;

•	no direct affiliations with major suppliers or vendors; and

•	previous public company board experience together with good references.

Board Committee Membership Roster as of March 24, 2008

Name	Audit and Finance		Organization, Compensation and Pension		Nominating and Governance
R. Eugene Cartledge (1)			x		x	*
Mary B. Cranston			x		x
John R. Hall (1)			x	*	x
Harold E. Layman			x
Ferrell P. McClean (2)	x
Michael C. Nahl (2)	x	*
Frank A. Riddick, III (2)	x
Craig S. Shular
Number of meetings in 2007	11		5		3

*	Committee Chairperson.

(1)	Mr. Cartledge and Mr. Hall have decided not to stand for re-election as directors. As a result, effective at the annual meeting they will no longer serve as members of the committees indicated. Effective upon their retirements from the Board, the Board intends to elect directors to its standing committees who meet the applicable independence and other requirements of the listing standards of the NYSE.

(2)	Ms. McClean, Mr. Nahl and Mr. Riddick have each been designated by GrafTech’s Board as an audit committee financial expert within the meaning of the SEC rules under the Sarbanes-Oxley Act of 2002.

AUDIT AND FINANCE COMMITTEE REPORT

GrafTech’s management is responsible for its financial reporting, including design and implementation of internal controls and preparation of consolidated financial statements in accordance with generally accepted accounting principles. GrafTech’s independent registered public accounting firm is responsible for auditing those consolidated financial statements and internal control over financial reporting. The Committee is responsible for overseeing those activities. The Committee does not and is not required to prepare or review financial records, prepare or audit financial statements, design or implement internal controls, make estimates or select principles used for financial reporting, or identify and eliminate financial risks or non-compliance with applicable law. Therefore, the Committee relies, without independent verification, on representations and information provided by management (including executive, financial, legal and internal audit management) that, among other things, the audited consolidated financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles. The Committee also relies, without independent verification, on reports by the independent registered public accounting firm that the consolidated financial statements have been prepared in conformity with generally accepted accounting principles.

The Committee reviewed and discussed GrafTech’s audited consolidated financial statements for the year ended December 31, 2007 with GrafTech’s management and PricewaterhouseCoopers LLP, GrafTech’s independent registered public accounting firm for 2007. The Committee also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended, as adopted by the PCAOB in Rule 3200T, and PCAOB Auditing Standard No. 5 (An Audit of Internal Control Over Financial Reporting That Is Integrated with An Audit of Financial Statements). This included a discussion of the independent registered public accounting firm’s judgment as to the quality, as well as the acceptability, of GrafTech’s accounting principles and such other matters that the Public Company Accounting Oversight Board (United States) requires to be discussed with an audit committee. The Committee received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) as adopted by the PCAOB in Rule 3600T and the Committee discussed with PricewaterhouseCoopers LLP the independence of PricewaterhouseCoopers LLP from GrafTech and its management. The Committee also reviewed with management and PricewaterhouseCoopers LLP all reports delivered by PricewaterhouseCoopers LLP in accordance with Section 10A(k) of the Securities Exchange Act of 1934 (the “Exchange Act”) with respect to critical accounting policies and practices used, alternative treatments of financial information available under U.S. generally accepted accounting principles and other written communications between PricewaterhouseCoopers LLP and management, together with their ramifications and the preferred treatment by PricewaterhouseCoopers LLP.

The Committee has established a policy requiring approval by it of all fees for all audit and non-audit services to be provided by GrafTech’s independent registered public accounting firm, prior to commencement of such services. Consideration and approval of fees generally occurs at the Committee’s regularly scheduled meetings or, to the extent that such fees relate to other matters, at special meetings. In situations where it may be impractical to wait until the next meeting, the Committee has delegated authority to approve such fees to the chairperson of the Committee, up to an annual aggregate amount of $100,000. The chairperson must report all such approvals to the entire Committee at the next meeting of the Committee. All of the fees reflected in the table below were pre-approved by the Committee.

The Committee has determined that the approval and payment of all fees in 2007 complied with the Sarbanes-Oxley Act of 2002 and SEC rules thereunder. The Committee also determined that the provision of non-audit services by PricewaterhouseCoopers LLP to GrafTech and its subsidiaries was compatible with the maintenance by PricewaterhouseCoopers LLP of its independence from GrafTech.

Based on its review and discussions noted above, the Committee recommended to GrafTech’s Board that it approve, and GrafTech’s Board approved, the inclusion of GrafTech’s audited consolidated financial statements in GrafTech’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC.

A summary of the fees which GrafTech and its subsidiaries paid to PricewaterhouseCoopers LLP and its respective affiliates for professional services performed for 2007 and 2006, respectively, is set forth below.

Independent Registered Public Accounting Firm’s Fees

	2007	2006
	(Dollars in millions)
Audit Fees (a)	$2.7	$3.2
Audit-Related Fees (b)	0.2	0.1
Tax Fees (c)	0.1	0.4
All Other Fees (d)	*	*

Total	3.0	3.7

*	Less than $0.1 million

(a)	Includes fees in connection with:

•	Audits of our annual consolidated financial statements and internal controls over financial reporting;

•	Reviews of our quarterly financial statements;

•	Statutory and regulatory audits of subsidiaries; and

•	Consents and other services related to SEC matters.

(b)	Includes fees in connection with:

•	Financial accounting and reporting consultations; and

•	Attestation services not required by statute or regulation.

(c)	Includes fees in connection with:

•	Tax consulting and planning services (for 2007, $0.0, and for 2006, less than $0.1 million); and

•

Tax compliance services (which are services rendered based upon facts already in existence or transactions that have already occurred to document and compute amounts to be included in tax filings) (for 2007, $0.1, and for 2006, $0.3 million).

(d)	Represents:

•	For 2007 and 2006, $3,000 for a license fee for technical databases.

AUDIT AND FINANCE COMMITTEE

as of December 31, 2007

Michael C. Nahl, Chairman

Ferrell P. McClean

Frank A. Riddick, III

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation Discussion and Analysis

This Compensation Discussion and Analysis explains our compensation program for our Chief Executive Officer (CEO), our Chief Financial Officer (CFO), and our other three most highly compensated executive officers at December 31, 2007. The individuals are referred to collectively in this proxy as our “Named Executive Officers.”

Summary of Philosophy and Objectives. Our philosophy is to target Named Executive Officer compensation packages that are competitive against the median compensation for equivalent positions in the markets in which we compete for talent. A majority of a Named Executive Officer’s annual target total compensation package is variable at-risk compensation tied to performance. This principle means if performance is at or above targeted levels, the Named Executive Officer’s total compensation will be at or above targeted levels. Conversely, if performance is below targeted levels, total compensation will be below targeted levels. We have enhanced our pay for performance culture in 2007 by moving to long-term incentives that vest only upon the attainment of performance objectives.

We design and administer our Named Executive Officer compensation program to be aligned with stockholder interests by focusing on generation of cash flow as a key measure of value creation. We seek sustainable results by linking pay to annual and long-term company and individual performance through objective and strategic performance measures. We seek to drive performance by communicating and reinforcing the importance of pay for performance by achieving GrafTech’s growth, productivity and other initiatives. We seek to attract and retain talent by paying competitively with other global corporations of comparable size, as measured by revenues, assets, and employees, and having similar complexity, business operating models, market capitalization, and other characteristics.

Our performance measures are set at levels that are expected to be achieved, but represent “difficult” objectives, where attainment is not assured and that require diligent management focus and attention. Our executives are required to devote significant effort and produce significant results to attain payment for performance at or above our goals. Annual incentives include business unit objectives for positions that require the management of business units and corporate objectives for other positions. We also evaluate individual performance based on pre-established criteria which we use in establishing salary levels and for making positive or negative adjustments to annual incentive awards.

Our objective is to provide a competitive compensation package to successfully attract, provide incentives for, and retain talented executives. We design our compensation philosophy and programs with those objectives in mind in order to promote GrafTech’s performance and stockholder value. Our compensation programs are based on the principles of paying competitively within the relevant market for executive talent and motivating executives to achieve or exceed performance goals. The relevant market includes a blend of industrial companies and a comparator group for named executives. The comparator group has been constructed to include organizations of comparable size (revenue, assets, employees, market capitalization), complexity, business focus and geographical scope. When creating an executive’s overall compensation package, the different elements of compensation are considered in light of the compensation packages provided to similarly situated executives at comparable companies as well as the role the executive is expected and should be able to play in our achieving near term and longer term goals.

Our executive compensation program is designed to provide a total compensation package for our executive officers that is targeted at the market median. We believe that median target competitiveness provides a sufficiently competitive compensation opportunity to attract, retain and motivate our executives. The Compensation Committee has retained the Hay Group (“Hay” or the “Hay Group”), an independent consulting firm, as its advisor on executive compensation matters. Hay reports directly to the Compensation Committee and serves at the sole pleasure of the Compensation Committee. The Compensation Committee ensures Hay works with management to understand organization strategy, structure and executive positions and current remuneration programs. For more information about the Hay Group, see “Evaluating Our Compensation Program” below.

We link short-and long-term cash and equity rewards to the achievement of goals and objectives using corporate and individual performance criteria to create incentives that we believe drive executive performance. We believe that these criteria align the interests of executives with the interests of GrafTech and its stockholders and that achievement of the criteria will enhance stockholder value. Our compensation program is weighted so that short-term and long-term performance-based incentive compensation form the basis for a significant proportion of total compensation, with the percentage of performance-based compensation increasing as the levels of executive responsibility increase.

Evaluating Our Compensation Program. In consultation with Hay, the Compensation Committee reviews information about the compensation being paid to executives who are working at companies engaged in businesses comparable to ours and who have roles and responsibilities that are similar to the roles and responsibilities of GrafTech’s executives to assess GrafTech’s relative competitive compensation position. Specifically, the Committee compares GrafTech’s compensation structure and pay levels with those of companies in a group of companies identified by Hay and the Compensation Committee as a “comparator group” and in Hay’s “all industrial” database. The comparator group consists of organizations from the steel and iron, industrial metals and materials, industrial electrical equipment and semiconductor equipment and materials industries, which for the period considered had a median revenue size of approximately $915 million. The comparator group is comprised of:

•	USEC Inc.

•	Carpenter Technology Corp

•	Oregon Steel Mills, Inc.

•	Valmont Industries, Inc.

•	Albany International, Inc.

•	Schnitzer Steel Industries, Inc.

•	Woodward Governor

•	NS Group, Inc.

•	Varian Semiconductor

•	MKS Instruments, Inc.

•	Littelfuse.

Generally, the compensation levels for companies in the “comparator group” are lower than in the Hay “all industrial” group. The Hay “all industrial” group includes pay data on over 1,000 organizations, approximately 350 of which are manufacturers. For the comparable companies’ analysis, we used a top five rank order approach. Where possible, we compare to specific positions (e.g. CEO and CFO) and for other positions, we compare the GrafTech position against comparable position rank within the comparator group and all industrial database. For the survey comparisons, Hay used job function and job size as the basis for comparisons.

The Compensation Committee considered the results of the analysis and recommendations from the Hay Group in setting target compensation at competitive levels. The current midpoint of the salary grade for our Named Executive Officers was established in 2006 at the median of the Hay “all industrial” levels. We did not change these midpoints in 2007. In the last comparison these median levels were higher than median levels of the comparator group. We believe the Hay all industrial database provides a more consistent and robust database for comparison that takes into consideration the way GrafTech named executive positions are structured. In addition, we use an all industrial basis of comparison for positions below our Named Executive Officer levels, so this approach produces a higher degree of internal equity as well as external competitiveness.

Our compensation program targets are competitive at specified targets. While annual incentive targets are designed to produce market median, at the Hay all industrial group levels, competitive pay levels, actual total cash compensation is based on performance. In years where performance was below expectations, desired competitive levels have not been achieved. Our long-term incentives program is designed to be competitive at median, at the Hay all industrial group levels, using present value of current year long-term incentive grants.

Elements of Executive Compensation. We seek to implement our compensation philosophy through a combination of base compensation and short-and long-term incentives. Base salary compensation is intended to be sufficient to attract and retain qualified employees.

Cash-based annual incentive compensation is provided through an incentive plan that is designed to reward management for achievement of annual cash flow or other financial targets and strategic milestones recommended by management and approved annually by the Compensation Committee. The program is also designed to lead to improvement in the performance of our businesses and create long-term value for our stockholders.

Stock-based incentive compensation is designed to compensate management for long-term value creation for our stockholders as reflected in the market value of our common stock.

Each year, the Compensation Committee reviews the base salary, short-term incentive, and long-term incentive compensation levels for each Named Executive Officer. The Compensation Committee considers the individual Named Executive Officer’s level and complexity of responsibility, experience and skills, and performance in his or her position over time in considering changes to each Named Executive Officer’s total compensation opportunity. Our Chief Executive Officer and our Director, Corporate Human Resources provide the Compensation Committee with an analysis of the compensation of each Named Executive Officer and information concerning the performance of each Named Executive Officer along with recommended compensation action regarding base salary, annual incentive and long-term incentive grant levels aligned with Named Executive Officers’ performance. This information is submitted to the Compensation Committee for its ultimate consideration and approval. CEO compensation is determined by the Compensation Committee in consultation with the Hay Group.

The salary planning and evaluation process for a year normally occurs in the second quarter; and any changes to base salary apply until the next year’s evaluation. Generally, base salary adjustments based on performance for the preceding year, if any, are first effective during the third quarter of the current year. Short-term performance measurements and individual targets are generally determined in the first quarter of the measurement year. Actual awards for performance achieved in the prior year are determined in the first quarter following the measurement year. Generally, long-term incentive awards are also considered during this planning and evaluation process and grants have been made as described in “Long-Term Incentives Through Management Stock Ownership” below.

Base Salaries. We provide base salaries to our Named Executive Officers that we believe are competitive to attract and retain key executive talent and to provide a compensation component that is financially stable. Base salaries also form the basis for calculating other compensation opportunities for our Named Executive Officers. For example, the mid-point of an executive’s salary grade is used to determine each executive officer’s annual incentive and long-term incentive opportunity levels. See “Short-Term Incentives Through the Incentive Compensation Plan” and “Long-Term Incentives Through Management Stock Ownership” below. Moreover, base salaries are included in the formula for calculating severance benefits in the event of a change in control. See “Change in Control Agreements” below.

Base salaries are designed to be competitive with base salaries paid by comparable companies to executives with comparable responsibilities. The salaries are targeted at the median relative to the Hay “all industrial” group, with individual salaries adjusted to reflect the individual’s experience, sustained performance, potential, and pay relative to the market. Attention is also given to maintaining appropriate internal salary relationships among our executive officers, and to achievement of succession planning goals. Since the comparison to and analysis with respect to the comparator group had been performed in 2006, in 2007 we based our salary review on a comparison to and analysis of the “all industrial” group. Further, we established a matrix based on our expected company budget for salary increases with parameters established depending upon the Named Executive Officer’s position relative to the midpoint of the executive salary grade and the rating of the executive’s actual performance.

Subsequent to Mr. Shular’s February 2007 election as GrafTech’s Chairman of the Board, in consultation with the Hay Group, the Compensation Committee reviewed Mr. Shular’s compensation. Based on a comparison of Mr. Shular’s compensation to comparable companies, in April 2007, as well as an assessment of his performance relative to expectations and that his salary level which was substantially below his salary grade midpoint, the Compensation Committee adjusted Mr. Shular’s annual base salary to $600,000 from $546,000, effective as of February 20, 2007. The Compensation Committee also considered Mr. Shular’s long-term compensation opportunity and determined that it was appropriate to increase his long-term incentive opportunity for 2007 to 125% of the midpoint of his base salary grade to reflect the addition of his Chairman responsibility. In addition, in connection with the 2007 election, the Compensation Committee granted Mr. Shular, on April 2, 2007, an option to purchase 300,000 shares of GrafTech common stock with an exercise price at fair market value as of the date of grant. The options have a 10 year term and become exercisable as to one-third of the option on each of the first three anniversaries of the date of grant. Stock options were selected as the appropriate vehicle as their value is aligned with total increase in value to stockholders.

For 2007, the base salary of the Chief Executive Officer and the other executive officers were determined by the Compensation Committee, based on general parameters described above and in consultation with the Chief Executive Officer. The Compensation Committee also took into account an evaluation, as described below under “Short-Term Incentives Through the Incentive Compensation Plan,” of each Named Executive Officer’s performance. Effective August 1, 2007, Mr. Shular’s base salary was increased by $12,000 to $612,000, Mr. Widmar’s base salary was increased by $6,500 to $331,500, Mr. Barnard’s base salary was increased by $7,350 to $374,850, Mr. Pretorius’s base salary was increased by $3,810 to $227,910, and Mr. Whitaker’s base salary was increased by $4,845 to $289,845. The Compensation Committee plans to review possible salary adjustments for 2008, based on 2007 performance, during the second quarter of 2008.

Short-Term Incentives Through the Incentive Compensation Plan. The purpose of our Incentive Compensation Plan (“ICP”) is to:

•	provide incentives to participants by having a portion of their annual compensation dependent upon annual performance;

•	assist us in attracting, retaining, and motivating employees of high ability and experience; and

•	make our compensation program competitive with those of other major employers.

The ICP performance criteria have been designed to motivate and reward team performance in the achievement of corporate and line of business free cash flow budgeted objectives along with strategic goals that support longer term goals and promote our emphasis on pay for performance.

Our Named Executive Officers are eligible to receive annual cash incentive payments based on performance against annually established performance measures and individual performance criteria. The annual incentive is designed to reward achievement of each year’s business plan objectives. Annual incentive award targets for our Named Executive Officers, in the aggregate, are intended to result in cash payments that are approximately equal to the market median, at the Hay all industrial level, assuming applicable performance measures are achieved and individual criteria satisfied.

Under the ICP, the incentive cash payments for our Named Executive Officers are targeted as a percentage of the mid-point of the executive’s salary grade. The Compensation Committee establishes the individual incentive targets for our Named Executive Officers based on their levels of responsibility, ability to make a positive impact on GrafTech, current or new positions, current base salaries and the salaries and other compensation offered by other companies for individuals in equivalent positions. To promote compensation that is competitive at market median of the Hay all industrial group and place significant emphasis on pay for performance, the annual incentive for 2007 and for 2008 (assuming payout at the executive’s target level) represents from 50% to 75% of the mid-point of a Named Executive Officer’s salary grade, depending on the executive’s level of responsibility.

The Compensation Committee establishes the corporate and individual threshold, targeted and maximum performance measures or criteria each year, which are primarily quantitative and financial in nature. The performance measures are established at a time and in a manner, generally in the first quarter of the measurement year, so that attainment is not assured. We intend that our executives are required to devote significant effort and produce significant results to attain payment for performance. Targets are established to drive achievement of stockholder return objectives. Over the years, we have established ranges of performance such that performance has ranged from below threshold to maximum performance achievement.

After the end of each calendar year, management assesses our results, and the degree to which corporate and strategic goals have been achieved and the Compensation Committee establishes the maximum amount of ICP incentive payable to all participants for that year. This amount is allocated among GrafTech’s lines of businesses and departments for further allocation to individual participants based on the extent to which the applicable business unit’s or department’s performance measures have been achieved, assessments of the individual participant’s performance during the year, and other discretionary adjustments. The Named Executive Officers’ achievements are assessed against each applicable performance measure. Management evaluates an individual taking into consideration other factors related to the individual’s performance during the year and makes a recommendation as to the amount of the ICP payout for the Named Executive Officer. In assessing performance, each individual is evaluated on

•	his or her job accomplishments are compared to objectives for the past year;

•	performance to stated competencies which have been assigned to the position; and

•	areas identified as needing further work as well as performance against values inherent to GrafTech.

The Compensation Committee then reviews the assessments and calculations and approves, modifies or disapproves, as appropriate, the resulting annual incentive amounts.

Annual cash incentive amounts are payable after the end of the performance year. The amount of the annual cash incentive compensation for Named Executive Officers attributable to overall corporate and business unit, and measurable individual performance measures vary from 50% to 200% of the executive’s targeted incentive opportunity. The annual cash incentive compensation for each Named Executive Officer is subject to further adjustment, upwards or downwards, based on the subjective analysis of the individual’s performance and other factors that the Compensation Committee deems relevant (see the list set forth below), providing the opportunity to receive a maximum of 300% of the Named Executive Officer’s targeted incentive opportunity. Such adjustments, if made, are based on an evaluation of each individual’s contribution to achieving corporate opportunities and meeting corporate challenges, as well as an evaluation of the quality of the individual’s performance in discharging the responsibilities of his position description. In addition, the Compensation Committee may make discretionary adjustments to the performance measures based on developments during the performance year and other factors. We may also make adjustments to the formula for calculating free cash flow to reflect any major strategic decisions that were not included in the calculations on which our financial targets were based. We do not make adjustments to the targets solely for ongoing operational or minor non-strategic decisions.

The primary driver for our ICP in 2007 was free cash flow before special items. We believe that growth in free cash flow before special items is a key element in our business plans to reduce debt and improve capital structure and provide the means to fund growth opportunities in a manner consistent with achievement of our strategy for achieving long-term growth in stockholder value. For purposes of the ICP, free cash flow before special items is calculated by taking our cash flow provided by operating activities less the change in accounts receivable factoring and capital expenditures and adding back antitrust investigations and related lawsuit and claims and restructuring payments.

A significant portion of each Named Executive Officer’s ICP opportunity for 2007 was based on the attainment of strategic objectives. In addition, in 2007 we subjectively considered the following attributes, which we believe make us a stronger company and better positioned to serve our customers, in evaluating the ICP participants and determining final ICP awards:

•	the individual’s contribution to the generation of free cash flow and achievement of stated annual objectives;

•	excellence in our core competencies—customer focus, drive for results, ethics, values and peer relationships;

•	delivery on business plan commitments;

•	adaptability to change;

•	commitment to continuous improvement and our guiding principles;

•	efficiency and effectiveness of execution;

•	health, safety, and environment excellence—safety statistic performance and following through of applicable audit action plans;

•	leadership—demonstrates strong leadership and seizes opportunities to lead;

•	Sarbanes-Oxley compliance;

•	teamwork; and

•	special accomplishments and strong initiative.

Assuming threshold performance measures have been met, a preliminary cash incentive payout between 50% and 200% of each Named Executive Officer’s targeted bonus opportunity is determined based on the corporate and individual performance measures, which for 2007 consisted primarily of free cash flow goals. The preliminary payout is subject to being multiplied by a percentage between 0% and 150% taking into account the factors listed above. Accordingly, under the guidelines of the ICP and subject to the maximum amount payable under the ICP for the measurement year, a Named Executive Officer’s preliminary payment could be 200% of the executive’s targeted bonus opportunity if maximum performance measures are achieved or exceeded, and the 200% preliminary payout could be increased to as high as 150% of the 200% preliminary payout based on additional factors used in assessing individual performance, resulting in a potential payout of 300% of the executive’s targeted bonus opportunity.

For 2007, payouts to our Named Executive Officers were measured in accordance with the achievement of performance measures, 80% of which were based on free cash flow results before special items of the company-as-a-whole and 20% of which were based on strategic objectives, the attributes listed above, and discretionary adjustments made by the Compensation Committee. For 2007, our company-as-a-whole threshold, target and maximum performance measures were, respectively, $25 million, $55 million, and $85 million in cash flow before special items.

Our actual cash flow before special items was approximately $108 million. Accordingly, we exceeded the 2007 maximum company-as-a-whole performance measure. In approving the 2007 annual cash incentive compensation payout to the Named Executive Officers, the Compensation Committee took into consideration the achievements accomplished during 2007, including the significant improvement in GrafTech’s free cash flow, reduction of net debt, achievement of strategic business objectives, and increase in our stock price. Combined with the achievement of objective and subjective individual performance measures, this resulted in our Named Executive Officers’ actual ICP measures earned exceeding the amount of ICP as a targeted percent of their respective salary grade midpoints. Strategic objectives for Mr. Barnard included measures based on increased sales, capital expenditure productivity initiatives, product improvements, overhead cost reductions, and certain profitability improvements. Strategic objectives for Mr. Pretorius included measures based on increased sales volumes of certain product lines, implementation of certain productivity initiatives, and achievement of supply chain objectives. For Messrs. Shular, Widmar, and Whitaker, strategic objectives included certain corporate measures including cost reduction initiatives, process improvements, and attainment of select objectives within their areas of responsibilities.

The Compensation Committee also took into consideration the limitation on deductibility under Section 162(m) of the Internal Revenue Code (the “Code”) and determined that such limitation was an important factor, but not the deciding factor, in determining the final annual cash incentive compensation payout to the Named Executive Officers.

Payments earned by our Named Executive Officers for actual 2007 performance ranged from 154% to 259% of target performance level. See the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for the annual incentive amounts for each Named Executive Officer under the ICP for the 2007 performance period.

Long-Term Incentives through Management Stock Ownership. We believe that long-term performance and appreciation in stockholder value is achieved through a culture that encourages a balance of short-and long-term performance. We believe that compensation in the form of stock-based awards helps create such a culture. In 2005, we adopted the GrafTech International Ltd. 2005 Equity Incentive Plan (the “2005 Plan”), which was approved by our stockholders in the second quarter of 2005. The 2005 Plan included provisions to freeze previously adopted equity incentive plans.

We adopted the 2005 Plan to promote the interests of GrafTech and its stockholders by strengthening our ability to attract, motivate and retain directors, employees and others in a position to affect the financial and operational performance of GrafTech. The 2005 Plan covers personnel upon whose judgment, initiative, and efforts the financial success and growth of the business of GrafTech largely depend, and offers them additional incentives to put forth maximum efforts for the success of the business, and affords them an opportunity to acquire a proprietary interest in GrafTech through stock ownership and other rights. The 2005 Plan is an important component of the total compensation package offered to employees and directors, reflecting the importance that GrafTech places on motivating and rewarding sustained superior results through the provision of long-term, performance-based incentives.

Our long-term stock-based incentive program is designed to:

•	Reward for the achievement of sustained cash flow growth and stockholder value;

•	Encourage retention of our top performers;

•	Reward our top leaders—those who have the ability to make a material difference in our company; and

•	Align management with our stockholders and grow stockholder value.

The 2005 Plan permits awards of stock options, restricted stock and other equity-based incentives. Awards granted to our Named Executive Officers are determined based on their levels of responsibility, ability to make a positive impact on GrafTech, current or new positions, current base salaries, and salaries and other compensation offered by other companies for individuals in equivalent positions. See “Grants of Plan Based Awards—Equity

Plans” below for further description of our 2005 Plan. We evaluated award programs under the 2005 Plan using Hay Group analysis and we believe our program provides grants that are competitive at market median levels (i.e., median of the Hay all industrial group). These awards are consistent with our pay for performance principles because they are designed to focus the attention of executives on strategic goals spanning more than the current year, and to align the interest of executives with our goal of creating long-term stockholder value. In order to ensure that our compensation package is weighted heavily towards pay for performance, the long-term incentive opportunity granted with respect to 2006 represents from 50% to 100% and, with respect to 2007, represents 50 to 75% (125% for our CEO) of the mid-point of a Named Executive Officer’s salary grade (based on the fair market value of our stock at the time of the award), depending on the executive’s role. This range places long-term compensation at or above targeted annual incentive (ICP) value for our Named Executive Officers.

Between August of 2005 and April 2007, the long-term stock-based equity incentives awarded to our Named Executive Officers consisted solely of restricted stock grants. Restricted stock was selected to enable executives to build ownership and to aid in retention. In the first year (2005) restricted stock vests on a time basis. In the second year (2006) restricted stock vests on a time basis, which can be accelerated based on achievement of budgeted performance objectives. In 2007, the restricted stock vests only on performance. Prior to 2005, both short-and long-term incentives delivered below market compensation values, and there was a perceived need to enhance the retention value of total compensation programs. The restricted stock grants made in 2005 through 2007 are described in greater detail below.

Awards granted in August 2005, and as to Messrs. Whitaker and Widmar in May 2006, vest one-third each on the first, second and third anniversaries of the date of grant. Awards granted to Named Executive Officers in October 2006 vest in February 2010 (cliff vesting). However, the vesting can be accelerated if performance goals are met. Based on free cash flow generated in 2007, the vesting of one-third of the outstanding restricted shares granted in October 2006 was accelerated and such shares vested on February 29, 2008. If we achieve our 2008 one times ICP target, the vesting of one-third of the restricted shares granted in October 2006 will accelerate to February 2009.

In October 2007, the Compensation Committee granted additional restricted stock awards conditioned to vest solely on the attainment of free cash flow or other performance targets to be established by the Compensation Committee or the Board; there is no service vesting component to these awards although the awards are forfeited if the executive’s employment terminates before vesting occurs. For the 2008 measurement period, the performance target is based on free cash flow that is generated in 2008.

The Compensation Committee evaluated a number of different alternatives, including stock options, in selecting a long-term incentive program primarily based on restricted stock. The Compensation Committee considered different types of features of restricted stock grants, reviewed the accounting and tax treatment of various alternatives, and weighed the advantages and disadvantages of various alternatives. Restricted shares were chosen as an appropriate vehicle based on this evaluation. Reasons for selecting restricted stock included that fewer shares of GrafTech stock were required as opposed to other alternatives, restricted stock supports executive stock ownership, and restricted stock results in lower stockholder dilution than stock options. The Compensation Committee approved the feature for acceleration of vesting of the 2006 grant in order to motivate management to achieve both the short-term goal of accelerating cash flow realization, which would in turn permit acceleration of debt pay-down and other internal investments in the company, and allowing the Named Executive Officers to increase their unrestricted equity ownership sooner.

One-third of the October 2007 restricted stock awards will vest on an annual basis each February, beginning February 2009, but only if the applicable annual performance target for the immediately preceding year has been achieved. The applicable performance target for each particular performance year are established in writing by the Compensation Committee not later than 90 days after the commencement of the performance period and attainment of the performance target is subject to certification by the Compensation Committee. If the annual performance target for a particular year is not achieved, then the entire one-third of the October 2007 restricted stock grant shall be forfeited. Participants whose restricted stock vests will be encouraged, but not required, to hold at least 50% of the vested shares for at least one year.

As a result of the significant appreciation of our stock price from $6.92 at December 31, 2006 to $17.75 at December 31, 2007, the value, and accordingly the expense, in 2007 of stock awards to our Named Executive Officers exceeded the targeted compensation for this element of compensation.

Pension Plan. We previously froze our defined benefit plans, including the UCAR Carbon Retirement Plan (the “Retirement Plan”), and no additional benefits are accruing under the plans, although benefits previously accrued under the Retirement Plan will still be payable from the Plan when due. See “Pension Benefits” below for a description of the Retirement Plan and benefit formulas.

Retirement Savings Plan. We provide retirement savings opportunities through our defined contribution plans. We maintain the GrafTech International Savings Plan (the “Savings Plan”), which is intended to be qualified under Sections 401(a) and 401(k) of the Code. The Savings Plan permits employees to contribute up to 50% of their compensation on a pre-tax or after-tax basis, up to IRS maximums. We provide a match, in GrafTech stock, equal to 100% of the first 3% of compensation deferred and 50% of the next 2% of compensation deferred. We also make employer contributions to the Savings Plan. Prior to January 1, 2007, the amount of these employer contributions was equal to 2.5% of compensation up to the social security wage base and 5% of compensation over the amount exceeding the social security wage base (up to statutory limits). Effective January 1, 2007, we decreased the additional employer contributions to 1% of compensation (up to statutory limits) subsequent to our evaluation of competitive compensation information. We believe that the contributions we now provide under the Savings Plan are in line with comparable companies. See the “Other Compensation Arrangements” below for additional information regarding the Savings Plan.

Deferred Compensation Plan. We maintain a deferred compensation plan (the “Compensation Deferral Plan”) for the benefit of eligible management employees, who participate in our performance-based compensation programs and employees whose benefits under the Savings Plan are limited by the benefit restrictions of Section 415 of the Code.

Participants are able to defer up to 85.0% of their ICP compensation, up to 50.0% of their base salary and up to 50.0% of their compensation in excess of the amounts that may be recognized under the Savings Plan (in 2007, such amount was $230,000) (these final deferrals are referred to as participants’ “Excess Deferrals”). We make quarterly matching allocations equal to 100.0% of the first 3.0% and 50.0% of the next 2.0% of the participant’s Excess Deferrals. In 2006, the matching allocations were made in cash. Effective January 1, 2007, the matching allocations are made in shares of our common stock. In addition, through December 31, 2006, participants were credited with nonqualified defined contribution retirement plan employer allocations equal to 5.0% of their compensation in excess of the amount that may be considered under the Savings Plan. Effective January 1, 2007, we decreased the additional employer allocations to 1% of compensation. We believe that the allocations we now provide under the Compensation Deferral Plan are in line with comparable companies. Participants are immediately vested in the matching allocation. Participants vest in the other GrafTech allocations when they have completed five years of service.

Our Compensation Deferral Plan is intended to comply with Section 409A of the Code concerning deferred compensation arrangements. See “Nonqualified Deferred Compensation” below for additional information regarding the Compensation Deferral Plan.

Benefit Security. Retirement and other benefits are paid out of our general assets, except for payments out of the tax-qualified trusts for the Retirement Plan and the Savings Plan and except for payments out of grantor trusts or funded by the purchase of annuities.

Change in Control Agreements. GrafTech does not have employment agreements with its executive officers. The Compensation Committee believes that the absence of employment agreements provides GrafTech with more flexibility in adjusting the compensation levels of its executive officers.

GrafTech’s Board has, however, approved change in control severance compensation agreements for the Named Executive Officers and certain other members of senior management (see “Potential Payments on Termination or Change in Control” below). These agreements are based on a “double trigger” scenario in which there must be both a change in control (as defined in “Potential Payment on Termination or Change in Control”) and a termination of the Named Executive Officer’s employment prior to the expiration of the change in control agreement. Accordingly, the severance benefits under these agreements are payable only in the event the Named Executive Officer’s employment with us is terminated under certain circumstance following a change in control. The Board recognizes that the possibility of a change in control of GrafTech exists, as is the case with many publicly held corporations, and that the uncertainty and questions which it may raise among management may result in the departure or distraction of management personnel to the detriment of GrafTech and its stockholders.

The Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of GrafTech’s management to their assigned duties without distraction in the face of potentially disturbing circumstances arising from a possible change in control of GrafTech. The Board has also determined that it is in the best interests of GrafTech and its stockholders to ensure continued availability of our Named Executive Officers in the event of a potential change in control of GrafTech.

In the case of our Named Executive Officers, the agreements provide for the payment, in the event of a change in control and, if the employment of the executive is terminated under certain circumstances, of severance compensation equal to 2.99 times the sum of officer’s base salary and ICP targeted bonus opportunity (except for Mr. Whitaker, who would receive severance compensation equal to 2.0 times the sum of his base salary and ICP targeted bonus opportunity) and, except as to Mr. Pretorius, extended insurance coverage and reimbursement for certain excise tax liabilities (and income tax liabilities on this reimbursement), a “gross-up.” The amount of severance compensation was established taking into account the maximum amount that we expect to be able to pay without triggering an excise tax to the executive or a loss of deduction to GrafTech under the golden parachute rules. It is possible, however, that the aggregate amounts paid to a Named Executive Officer who is a U.S. employee will exceed the IRS limitations and the severance payments to the executive, including any gross-up payments, will not be deductible by GrafTech. The officers are entitled to the compensation if their employment is terminated by us (other than for cause) or if they resign for good reason within three years (two years, in the case of Mr. Whitaker) after a change in control.

In addition, under the terms of applicable agreements, all unvested equity awards become vested upon the occurrence of a change in control. Further, we have the right to cancel substantially all outstanding options in the event of a change in control, in which event we are required to pay optionees an amount equal to the difference between the exercise price of the canceled options and the fair market value of the underlying shares. See “Potential Payments on Termination or Change in Control” below for a description of the agreements and aggregate amounts payable.

We review the change in control agreements periodically, but not necessarily as part of the annual compensation review. This is because we generally consider the change in control agreements as compensation elements separate and apart from the other elements of our compensation arrangements. More specifically, the payments or benefits available under the change in control agreements do not have any significant impact on annual compensation decisions relating to salary and incentive payments. Instead, our Compensation Committee considers that the change in control agreements are in place to cover a specific circumstance, a change in control where the executives lose their jobs. Accordingly, payments and benefits available under the change in control agreements are not viewed by the Compensation Committee as amounts that should impact the compensation amounts awarded on a year-to-year basis to the Named Executive Officers for their ongoing management of the company.

Health, Welfare And Other Personal Benefits. In addition to the principal compensation components described above, our Named Executive Officers are entitled to participate in all health, welfare, fringe benefit, relocation assistance and other arrangements generally available to other salaried employees. Generally, benefits are made available to our Named Executive Officers on the same basis as benefits are made available to eligible employees under the terms of applicable plans.

During 2007, our Named Executive Officers received the relocation benefits included in the Summary Compensation Table. Our Named Executive Officers were required to relocate their residences in connection with the relocation of our corporate headquarters and reassignments within GrafTech. We determined it was in GrafTech’s best interest for retaining or attracting our Named Executive Officers to make them whole for the expenses, disruption, and complexities involved with relocating. Accordingly, we provided a gross-up to cover additional income taxes payable by such executives as a result of having to include reimbursements in their taxable income and certain temporary mortgage subsidies.

The Compensation Committee also may, as considered reasonable and appropriate on a case by case basis, provide our officers, including our Named Executive Officers, with limited additional perquisites and other personal benefits. In 2007, we did not otherwise provide perquisites to our Named Executive Officers.

The Compensation Committee believes that these health, welfare, and other personal benefits are reasonable and consistent with the practices of public companies in the United States. The Compensation Committee also believes that these benefits assist us in attracting and retaining key executives.

Section 162(m) of the Code. Section 162(m) of the Code generally limits the tax deductibility of compensation paid by a public company to its CEO and certain other highly compensated executive officers to $1 million in the year the compensation becomes taxable to the executive. There is an exception to the limit on deductibility for performance-based compensation that meets certain requirements.

We consider the impact of this rule when developing and implementing our executive compensation program. We also believe that it is important to preserve flexibility in administering compensation programs in a manner designed to promote varying corporate goals. Accordingly, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m). Amounts paid under any of our compensation programs, including salaries and grants of restricted stock and restricted stock units, may not qualify as performance-based compensation that is excluded from the limitation on deductibility. Except for the October 2007 restricted stock awards and awards of stock options with exercise prices equal to the fair market value of a share on the date of grant, no component of compensation for a “covered employee” (within the meaning of Code section 162(m)) qualifies as performance based compensation under Section 162(m), and compensation may not be deductible to GrafTech to the extent that the applicable executive recognizes more than $1 million in compensation that is not performance based in any taxable year.

Stock Ownership Guidelines. Our Board has adopted guidelines for ownership of common stock by directors and members of senior management to promote alignment with stockholders’ interests. Compliance with the guidelines is voluntary in that there is no formal enforcement mechanism, but all persons subject to the guidelines are expected to comply. Under the guidelines, each non-employee director should, within a reasonable period of time after election as a director, own shares of our common stock with a market value equal to at least two times his or her annual retainer.

Under the guidelines, certain members of senior management should, within five years after appointment as a member of senior management, own a number of shares of our common stock equal to one year of annual base salary or in the case of the CEO, three times annual base salary. Further, with respect to restricted stock awards granted in October 2007, as described above, participants whose restricted stock vests will be encouraged, but not required, through continuing communications to hold at least 50% of the vested shares for at least one year.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with the management of GrafTech in accordance with the SEC’s disclosure requirements for executive compensation and, based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated in GrafTech’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

ORGANIZATION, COMPENSATION

AND PENSION COMMITTEE

as of December 31, 2007

John R. Hall, Chairman

R. Eugene Cartledge

Mary B. Cranston

Harold E. Layman

Summary Compensation Table for Fiscal Year End December 31, 2007

The following table sets forth for 2006 and 2007 certain information concerning compensation received by our Named Executive Officers, who received total salary and bonus compensation in excess of $100,000 for services rendered in all capacities (including service as a director of GrafTech or an officer or director of one or more of our subsidiaries) during our last fiscal year.

Name and Principal Position	Year	Salary ($)(4)	Bonus ($)(5)	Stock Awards ($)(6)	Option Awards ($)(7)	Non-Equity Incentive Plan Compensation ($)(4)(8)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(9)	All Other Compensation ($)(10)	Total ($)
Craig S. Shular (1) Chairman, Chief Executive Officer & President	2007 2006	597,575 533,000		566,266 426,010	438,000	1,250,000 1,100,000	86 1,742	104,235 428,893	2,956,162 2,489,645

Mark R. Widmar (1)	2007	327,708		360,678		430,000		27,277	1,145,663
Chief Financial Officer and Vice President	2006	210,779	75,000	205,513		300,000		65,008	856,300

Petrus J. Barnard Vice President and President, Graphite Electrodes	2007 2006	370,563 358,750		217,794 163,850		500,000 450,000		58,133 138,877	1,146,490 1,111,477

Hermanus L. Pretorius (2) President, Advanced Graphite and Carbon	2007 2006	253,752 313,370		87,118 65,540		250,000 250,000		190,537 194,848	781,407 823,758

Gary R. Whitaker (3)	2007	287,019		173,202		250,000		20,351	730,572
General Counsel, Vice President and Secretary	2006	190,000	10,000	79,473		200,000		81,692	561,165

(1)	Mr. Shular served as our interim Chief Financial Officer from December 2005 until Mr. Widmar joined us as Chief Financial Officer in May 2006.

(2)	Mr. Pretorius was our General Manager, Cathodes until December 2006, at which time he was appointed President, Advanced Graphite and Carbon. In 2008, Mr. Pretorius’s title was changed to Vice President, President of the Engineered Solutions Line of Business. From January 2006 to April 2006, Mr. Pretorius’s salary and “all other compensation” (other than contributions made to our non-qualified savings and pension plans) were paid in Swiss francs. From May 2006 to April 2007, Mr. Pretorius’s salary and “all other compensation” (other than contributions made to our non-qualified savings and pension plan) were paid in Euros. For purposes of the tables included in this section of the proxy statement, foreign currency amounts included for Mr. Pretorius were converted into U.S. dollars based on the daily average of the currency conversion rate in effect during the period for which the applicable amount was payable.

(3)	Mr. Whitaker joined us in May 2006.

(4)	Includes compensation earned but deferred under compensation deferral or other applicable plans or statutory provisions.

(5)	Represents signing bonuses paid pursuant to offers of employment.

(6)	The “Stock Awards” column of the Summary Compensation Table shows the aggregate dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2006 and 2007, with respect to restricted stock awards granted to each Named Executive Officer during 2005, 2006, and 2007. The aggregate dollar amount was determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123R. See Note 13 of our Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2007, for an explanation of the assumptions made in the valuation of these awards.

(7)	No expense was recognized for financial statement reporting purposes for the fiscal years ended December 31, 2006 or 2007, with respect to option awards granted prior to 2007 to Named Executive Officers. The “Option Awards” column of the Summary Compensation Table shows the aggregate dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, with respect to stock option awards granted in 2007 to Mr. Shular. The aggregate dollar amount was determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123R. See Note 13 of our Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2007, for an explanation of the assumptions made in the valuation of these awards.

(8)	The “Non-Equity Incentive Plan Compensation” Column of the Summary Compensation Table shows the annual incentive award earned by our Named Executive Officers under the Short-Term Incentives through the Executive Annual Incentive Plan (ICP) for the 2007 performance period. For additional information about the 2007 annual incentive opportunities under the ICP please refer to “Grants of Plan-Based Awards—Equity Plans” section of this proxy statement.

(9)	The “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table shows the increase in the present value of the accumulated benefits under the UCAR Carbon Retirement Plan, which was frozen in 2003. The increase in the present value of the accumulated benefits was measured from (i) December 31, 2006 to December 31, 2007 (the measurement date used for reporting purposes in our Annual Report on Form 10-K for the year ended December 31, 2007), for the UCAR Carbon Retirement Plan. During 2007, the present value of accumulated pension benefits decreased by $61,351 for Mr. Barnard. No portion of the earnings credited during 2007 was “above market” or “preferential.” Consequently, our Named Executive Officers did not accrue any above-market earnings under the deferred compensation plan during 2007, and therefore we have not reported any earnings credited under that plan in this column. See “Nonqualified Deferred Compensation” below for a discussion of how earnings are calculated under our deferred compensation plan.

(10)	The following table describes each component of the “All Other Compensation” column in the Summary Compensation Table.

Name	Year	Relocation Expenses ($)(a)	Tax Gross-Up Related to Relocation Expenses ($)	Employer Matching Contribution to Savings Plan ($)	Additional Employer Contribution to Savings Plan ($)	Employer Matching Contribution on Excess Deferrals ($)	Employer Contribution to Compensation Deferral Plan ($)(b)	Total ($)
Craig S. Shular	2007	55,317	5,385	9,000	1,365	18,443	14,725	104,235
Mark R. Widmar	2007			9,000	2,250	12,000	4,027	27,277
Petrus J. Barnard	2007	23,834	7,080	9,000	919	11,344	5,956	58,133
Hermanus L. Pretorius	2007	158,869	14,151	9,000	2,250	3,783	2,484	190,537
Gary R. Whitaker	2007			9,000	2,250	6,481	2,620	20,351

(a)	“Relocation Expenses” includes moving, storage, temporary living, temporary ongoing mortgage subsidies, and other relocation expenditures

(b)	The amounts reported in the table do include employer contributions made in April 2007 with respect to ICP payments earned for 2006 but do not include employer contributions with respect to ICP payments earned for 2007 but payable in April 2008.

Grants of Plan Based Awards in Fiscal Year End December 31, 2007

The following table provides information about equity and non-equity awards granted to the Named Executive Officers in 2007. The only equity awards granted in 2007 to Named Executive Officers (other than Mr. Shular) were shares of restricted stock. Mr. Shular received a grant of options and shares of restricted stock described below.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards	All Other Option Awards: Number of Shares of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(4)
		Threshold ($)	Target ($)	Maximum ($)	Target (#)(2)
Craig S. Shular		241,500	483,000	1,449,000
	4/2/2007					300,000	9.05	1,752,000
	10/4/2007				77,000			399,630

Mark R. Widmar		89,650	179,300	537,900
	10/4/2007				21,000			108,990

Petrus J. Barnard		97,625	195,250	585,750
	10/4/2007				24,000			124,560

Hermanus L. Pretorius		61,524	123,047	369,141
	10/4/2007				12,000			62,280

Gary R. Whitaker		81,400	162,800	488,400
	10/4/2007				16,000			83,040

(1)	Amounts represent cash incentive bonus opportunities under the ICP for 2007. Target awards are expressed as a specified percentage of the midpoint of an individual’s salary grade as in effect during the measurement year. Awards under the ICP for 2007 are payable in April 2008, and the amounts payable are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above. The threshold, target and maximum amounts set forth above represent guidelines based on corporate and individual performance measures, or criteria, that the Compensation Committee takes into account in determining the final amount awarded based on performance. The amount of the annual incentive compensation for Named Executive Officers attributable to overall corporate and individual performance measures generally will vary from 50% to 200% of the executive’s targeted bonus opportunity. The estimated future payouts shown in the table above are based on the general bonus opportunities as described in the preceding sentence. The annual cash incentive compensation for each Named Executive Officer is however subject to further adjustment, upwards to 300% or downwards to 0% of the Named Executive Officer’s targeted incentive, based on the individual’s performance and other factors that the Compensation Committee deems relevant. Such adjustments, if made, are based on an evaluation of each individual’s contribution to achieving corporate opportunities and meeting corporate challenges, as well as an evaluation of the quality of the individual’s performance in discharging the responsibilities of his position description. In addition, the Compensation Committee can make discretionary upward or downward adjustments based on developments during the performance year and other factors. Please refer to “Compensation Discussion and Analysis—Short-Term Incentives Through the Incentive Compensation Plan” and “Non-Equity Plans” below for a general description of the criteria applied in determining the amounts payable under the ICP.

(2)

Represents number of shares of restricted stock granted during 2007 pursuant to the 2005 Plan. In October 2007, the Compensation Committee granted additional restricted stock awards conditioned to vest solely on the attainment of free cash flow or other performance targets established by the Compensation Committee or the Board. One-third of the October 2007 restricted stock awards will vest on an annual basis each February beginning February 2009 but only if the applicable annual performance target for the immediately preceding year has been achieved. The applicable performance target for each particular performance year are established in writing by the Compensation Committee not later than 90 days after the commencement of the performance period and attainment of the performance target is subject to certification by the Compensation Committee. If the annual performance target for a particular year is not achieved, then the entire one-third of the October 2007 restricted stock grant shall be forfeited. GrafTech’s Board or the Compensation Committee has the right to accelerate the vesting of any or all unvested awards at any time.

(3)	The Compensation Committee granted Mr. Shular, on April 2, 2007, an option to purchase 300,000 shares of GrafTech common stock with an exercise price at fair market value as of the date of grant. The options have a 10 year term and become exercisable as to one-third of the option on each of the first three anniversaries of the date of grant.

(4)	The amounts in this column represent the fair value of 2007 equity awards determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123R. See Note 13 of our Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2007, for an explanation of the assumptions made in the valuation of these awards. One-third of the restricted shares vest on an annual basis each February beginning February 2009 but only if the applicable annual performance target for the immediately preceding year has been achieved. If the annual performance target for a particular year is not achieved, then the entire one-third of the 2007 restricted stock grant shall be forfeited. For purposes of determining fair value of these awards under Financial Accounting Standards No. 123R, one-third of the number of shares awarded is considered granted at the time when both the applicable award agreement had been executed and the applicable performance measure has been established. On November 27, 2007, the 2008 performance measure was established. The fair value of these awards was computed based on $15.57 per share, the closing market price of GrafTech’s stock on that date.

Non-Equity Plans. Our ICP provides opportunities for participants to receive cash incentive bonuses upon the attainment of annual goals. Eligible employees who have completed a minimum of three months of service during a plan year and who are employed on the payment date are eligible for an award for that plan year. Awards to eligible employees who have completed more than three months but less than 12 months of service through the end of a plan year are subject to proration. Awards for eligible employees of our line of business (“LOB”) are based on performance measures applicable to the relevant LOB or plant within the LOB, as the case may be. However, if, for any plan year, the applicable performance measures have been attained by the relevant LOB or plant but the corporate performance measures have not been attained, no award is payable to LOB employees unless the Compensation Committee determines otherwise, in its sole discretion. Awards for our corporate employees are based on the corporate performance measures.

Target awards for participants are set as a specified percentage of the mid-point of the participant’s salary grade. For each plan year, the Human Resources Department, in consultation with our Chief Executive Officer and Chief Financial Officer, reports to the Compensation Committee its evaluation as to whether and to the extent to which performance measures have been met. The general determination as to whether and the extent to which performance measures have been met is made by the Compensation Committee in consultation with our Chief Executive Officer. The annual incentive payout amounts are subject to further adjustment, and subject to the maximum amount payable under the ICP for the measurement year, upwards or downwards, based on the individual’s performance and other factors deemed relevant. Such adjustments, if made, are based on an evaluation of each individual’s contribution to achieving corporate opportunities and meeting corporate challenges, as well as an evaluation of the quality of the individual’s performance in discharging the responsibilities of his position description. The Compensation Committee, in its sole discretion, may increase or decrease the aggregate amount awarded to any participant for any plan year irrespective of whether the relevant performance measures have been met.

Awards for any plan year are normally authorized during the first quarter in the year immediately following the end of the plan year or as soon thereafter as is practicable under the circumstances. The awards are paid to the qualified participants promptly after authorization in cash; provided, however, that, subject to compliance with applicable requirements of the New York Stock Exchange and securities laws, the Compensation Committee, in its sole discretion, may authorize the payment of any award in common stock of GrafTech or a combination of cash and common stock. The Compensation Committee reserves the right to defer, and to allow participants to defer, payment of some or all awards, in whole or in part, upon terms and conditions as the Compensation Committee may determine.

Equity Plans. We historically adopted several stock incentive plans. The plans permitted options, restricted stock and other awards to be granted to employees and, in the case of two plans, also to non-employee directors.

The 2005 Plan was approved by our stockholders in the second quarter of 2005. The 2005 Plan provides that the GrafTech Management Stock Incentive Plan (Original Version), Management Stock Incentive Plan (Senior Version), Management Stock Incentive Plan (Mid-Management Version), 1995 Equity Incentive Plan and 1996 Mid-Management Equity Incentive Plan (collectively, the “existing plans”) are frozen and will remain in effect only to the extent of awards outstanding under them on May 25, 2005. The 2005 Plan initially covers 4,800,000 shares. Shares under the existing plans are added to and become available for awards under the 2005 Plan to the extent (but only to the extent) that stock options or stock grants outstanding on May 25, 2005 under the existing plans expire or are canceled or forfeited before they are exercised. The aggregate number of shares reserved for issuance under the plans is 19,300,000 shares as of December 31, 2007.

The number of shares of our common stock still available for issuance under plans in which Named Executive Officers and non-employee directors are eligible to participate is set forth in the table below under “Equity Compensation Plan Information”. Any shares subject to, and the exercise or measurement prices of, awards are subject to adjustment for stock dividends, stock splits and certain business combinations and other events. Except for limitations on transfer or limitations set forth in the applicable award agreement, holders of restricted stock shall have all of the rights of a stockholder of GrafTech, including the right to vote the shares, and, if provided in the applicable award agreement, the right to receive any dividends thereon. All unvested awards become vested upon the occurrence of a change in control (as defined in “Potential Payment on Termination or Change in Control”).

Employees have been and may be granted vested or unvested awards at the discretion of GrafTech’s Board or the Compensation Committee. Unvested awards granted to management employees have vested or may vest on satisfaction of such employment or performance conditions as may be imposed by the Board or Compensation Committee at the time of grant. The Board or the Compensation Committee has the right to accelerate the vesting of any or all unvested awards at any time. The exercise price per share of options is determined by GrafTech’s Board or the Compensation Committee at the time of grant and may not be less than the fair market value of a share of our common stock.

The definition of fair market value under the 2005 Plan and the existing plans means the closing sale price of a share of our common stock on the last trading day preceding the date of grant or, after February 17, 2004, the closing sale price of a share of our common stock on the date of grant. The exercise price of options may, under certain circumstances, be paid with the proceeds from the sale of shares to be issued upon exercise of such options. A third-party broker assists in the administration of the plans. All options which have been granted, and substantially all options which may be granted, under the plans are nonqualified stock options. Options awarded to employees expire on, among other dates, the date fixed by the Board, or the Compensation Committee at the time the options are granted, but must expire within ten years after the date of grant (except in the case of one plan which provides that options must expire within 12 years of the date of grant). Subject to the limitations with respect to the term and exercise price of the options described above, GrafTech’s Board or the Compensation Committee has the authority to establish the terms and conditions of all awards at the time such awards are granted, including, without limitation, the terms and conditions relating to settlement in cash or shares of our common stock or a combination thereof, performance measures, registration with the SEC, withholding of taxes, transferability, forfeiture and clawback, anti-dilution and other adjustments to reflect dividends and distributions, and exercise.

The plans do not expressly permit the repricing or reloading of options. As such, the Board would seek stockholder approval prior to any decision to reprice or reload options. GrafTech has never repriced stock options. Notwithstanding the terms of the 2005 Plan and the existing plans, under the Board and Compensation Committee charters, only the Compensation Committee may grant awards, or take action with respect to the awards granted, to the Chief Executive Officer and the other named executive officers.

GrafTech has the right to cancel substantially all outstanding options in the event of a change in control, in which event we are required to pay optionees an amount equal to the difference between the exercise price of the canceled options and the fair market value of the underlying shares.

Salary and Bonus in Proportion to Total Compensation. For our Named Executive Officers, the estimated ICP targeted bonus opportunity represents 50% to 75% of the mid-point of the applicable base salary grade, and the fair market value on the date of grant of the stock awards represents 50% to 100% (125% for our CEO) of mid-point of the applicable base salary grade, depending on the executive’s level of responsibility.

Outstanding Equity Awards At Fiscal Year-End December 31, 2007

The following table shows the number of shares covered by options and unvested restricted stock as of December 31, 2007.

OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Rights That Have Not Vested (#)(3)
Craig S. Shular	150,000		17.31	9/29/2008

	600,000		6.56	12/31/2008

	30,000		14.00	2/28/2010
	100,000		8.56	12/15/2010
	87,000		8.85	9/25/2011
		300,000	9.05	4/2/2017
					173,334	3,076,679	77,000	1,366,750

Mark R. Widmar					95,000	1,686,250	21,000	372,750

Petrus J. Barnard	66,000		17.06	9/29/2008
	39,100		6.56	12/31/2008
	60,000		8.56	12/15/2010
	45,000		8.85	9/25/2011
	100,000		5.46	4/1/2015
					66,666	1,183,322	24,000	426,000

Hermanus L. Pretorius	57,000		17.06	9/29/2008
	49,100		6.56	12/31/2008
	10,000		14.00	2/28/2010
	2,500		8.56	12/15/2010
	10,000		8.85	9/25/2011
					26,666	473,322	12,000	213,000

Gary R. Whitaker					50,000	887,500	16,000	284,000

(1)	On April 2, 2007, Mr. Shular was granted an option to purchase 300,000 shares of GrafTech common stock with an exercise price at fair market value as of the date of grant. The option has a 10 year term and becomes exercisable as to one-third of the option on each of the first three anniversaries of the date of grant.

(2)	One-third of the shares of restricted stock granted on August 31, 2005, to Messrs. Shular, Barnard, and Pretorius vested on each of August 31, 2006 and August 31, 2007. The remaining one-third vest on August 31, 2008. One-third of the shares of restricted stock granted May 1, 2006 and May 8, 2006 to Messrs. Whitaker and Widmar vested on each of May 1 and May 8, 2007. The remaining one-third vest on May 1 and May 8, 2008 and May 1 and May 8, 2009 respectively. Awards granted on October 23, 2006 to the Named Executive Officers vest in February 26, 2010; however, because GrafTech met its 2007 free cash flow target for GrafTech as a whole under the ICP, the vesting of one-third of the October 23, 2006 grant accelerated to February 29, 2008. If we achieve our 2008 ICP target, the vesting of one-third of the restricted shares will accelerate to February 27, 2009.

(3)	The market value of shares or units of stock that have not vested (as shown above) was computed based on $17.75 per share, the closing market price of GrafTech’s stock as of December 31, 2007.

(4)	The shares in this column represent shares of restricted stock granted on October 4, 2007. One-third of these shares vest on an annual basis each February beginning February 2009 but only if the applicable annual performance target for the immediately preceding year has been achieved. If the annual performance target for a particular year is not achieved, then the entire one-third of the October 4, 2007 restricted stock grant shall be forfeited.

Option Exercises and Stock Vested At Fiscal Year-End December 31, 2007

The following table shows the number of shares acquired upon exercise of options and shares of restricted stock that vested, in each case, in the fiscal year ending December 31, 2007 and the value of the stock realized on the date of exercise or vesting.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Craig S. Shular	none	n/a	43,333	727,561
Mark R. Widmar	none	n/a	25,000	341,500
Petrus J. Barnard	60,900	420,321	16,667	279,839
Hermanus L. Pretorius	50,900	425,129	6,667	111,939
Gary R. Whitaker	none	n/a	10,000	96,700

(1)	As to Messrs. Shular, Barnard, and Pretorius, the shares vested and value realized represent one-third of the restricted stock awards granted to them in August 2005, which vested in August 2007. As to Messrs. Widmar and Whitaker, the shares vested and value realized represent one-third of the restricted stock awards granted to them in May 2006, which vested in May 2007. The value realized is based on the per share closing price of a share of GrafTech stock on the NYSE as of the applicable date of vesting.

Pension Benefits At Fiscal Year-End December 31, 2007

The following table shows, as of the applicable Benefits Freeze Dates (as defined below), the number of years of service credited to the Named Executive Officers under the UCAR Carbon Retirement Plan, including the number of such years credited for service with Union Carbide and its affiliates, as well as the present value of the executives’ benefits and payments made to the executives in the last fiscal year. The terms of the Retirement Plan are described below the table.

Name	Plan Name	Number of Years Credited Service (#)		Present Value of Accumulated Benefit ($)(1)		Payments During Last Fiscal Year ($)
Craig S. Shular	UCAR Carbon Retirement Plan	8	(2)	116,460	(3)	None
Mark R. Widmar	n/a
Petrus J. Barnard	UCAR Carbon Retirement Plan	31	(2)	1,095,181	(3)	None
Hermanus L. Pretorius	n/a
Gary R. Whitaker	n/a

(1)	The present values have been computed using an interest rate of 6.0% using a RP2000 table with mortality improvement projected to 2007 as of December 31, 2007, which is the same pension plan measurement dated used for our financial reporting purposes.

(2)	Includes for Mr. Shular 3.5 years of prior service with Union Carbide or its affiliates and 4 years of service with GrafTech through the Second Benefit Freeze Date, as defined below. For purposes of computing the accumulated benefit used to determine the present value above, Mr. Barnard was credited with three additional years of service and age in connection with a voluntary and selective severance program in which Mr. Barnard participated in 2003.

(3)	Mr. Shular’s benefit has been valued assuming retirement at age 62, the earliest time at which Mr. Shular may retire without any benefit reduction due to age. For Mr. Barnard, who was not an employee from April 2003 through April 2005, the benefit has been valued based on a suspended retirement benefit payable as an annuity.

Prior to February 25, 1991, substantially all of our domestic employees participated in the Union Carbide Retirement Program (“Prior Retirement Plan”). Effective February 25, 1991, we adopted the UCAR Carbon Retirement Plan (“Retirement Plan”), which was similar to the Prior Retirement Plan at that time and consisted of a qualified defined benefit retirement plan and two (which later became three) nonqualified defined benefit retirement plans. Retirement and death benefits related to employee service through February 25, 1991, are provided by the Prior Retirement Plan. Benefits paid by the Prior Retirement Plan are based on final average pay through February 25, 1991 plus salary increases (not to exceed 6% per year) through January 26, 1995. Subject to certain limitations, all service and earnings recognized under the Prior Retirement Plan prior to February 25, 1991, are also recognized under the UCAR Retirement Plan (“UCAR Plan”) (but benefits under the UCAR Plan are offset by the amount of benefits provided under the Prior Retirement Plan). Accordingly, Messrs. Shular’s and Barnard’s eligible years of service with Union Carbide, GrafTech, and their affiliates, are all counted, in accordance with the terms of the applicable plans, in the years of credited service reported above. The cost of the Retirement Plan is borne entirely by us. The cost of the Prior Retirement Plan is borne entirely by Union Carbide Corporation and its successors.

Under the Retirement Plan, the monthly amount of an employee’s retirement benefit upon retirement at age 65 (which is the normal retirement age under the Retirement Plan) is a specified percentage of the higher of: average monthly compensation received during the 36 month period preceding the applicable Benefit Freeze Date (as defined below), or, if earlier, the participant’s retirement date, or the highest average monthly compensation received during any three calendar years in the ten calendar years preceding the applicable Benefit

Freeze Date (or retirement date, if earlier), and this amount is then multiplied by the number of years of credited service as of the applicable Benefit Freeze Date (or retirement date, if earlier), less up to 50.0% of projected primary Social Security benefits and less any public or other GrafTech provided pension (except any military pension or any non-primary benefit under the Social Security Act). An employee who is age 62 or over with ten or more years of service credit, or whose age and service credit add up to at least 85, may retire earlier than age 65 with an unreduced early retirement benefit.

Mr. Barnard is the only Named Executive Officer who is currently eligible for unreduced early retirement benefits under the Retirement Plan. Participants who are not eligible for unreduced retirement benefits, but have attained age 50 and completed at least ten years of service are eligible to retire and receive a reduced early retirement benefit under the Retirement Plan. Mr. Shular is the only Named Executive Officer who is currently eligible for reduced early retirement benefits, which would amount to $837.00 per month assuming retirement as of January 1, 2008, under the Plan.

Participants who are not eligible for early retirement benefits under the Retirement Plan, but have completed five years of service with GrafTech, are eligible to receive a vested retirement benefit upon the later of termination of employment or age 50. The compensation covered by the Retirement Plan includes salary and certain variable compensation, including group profit sharing in an amount up to 8.0% of base salary through 1999 and 12.0% of base salary after 1999 and until the applicable Benefit Freeze Date. Benefits under the Retirement Plan are paid in monthly payments over the life of a participant or, if the participant is married, payments will generally be made over the joint lives of the participant and his or her spouse. The present value of the accumulated benefit reflects the present value of the total of all monthly payments that would be made beginning at normal retirement age on a life only basis.

Effective as of December 31, 2001, all employees, other than union employees and certain eligible employees who elected to remain in the qualified Retirement Plan (called “Grandfathered Participants”), ceased accruing benefits under the Retirement Plan and had their benefit accruals under the Retirement Plan frozen as of December 31, 2001 (which is referred to as the “First Benefit Freeze Date”). The Grandfathered Participants ceased accruing benefits and had their benefit accruals frozen under the Retirement Plan as of March 31, 2003 (which is referred to as the “Second Benefit Freeze Date”). With respect to the Named Executive Officers, Mr. Shular was eligible to elect, and did elect, to be a Grandfathered Participant, and his years of credited service reflected in the above table are as of the Second Benefit Freeze Date. Mr. Barnard was not a Grandfathered Participant and his years of credited service reflected in the above table are as of the First Benefit Freeze Date.

Under federal income tax laws, the amount of benefits that can be paid from a qualified defined benefit retirement plan is limited. In addition to the Retirement Plan, we sponsor nonqualified defined benefit retirement plans for payment of those benefits that could not be paid from our qualified Retirement Plan. Except with respect to years of service as described below for Mr. Shular, the practical effect of these nonqualified plans, together with our qualified plan, was to calculate retirement benefits for all employees, including those who are officers, on a uniform basis. Effective March 31, 2003, the accrual of additional benefits under our nonqualified defined benefit plans ceased, all benefits under our nonqualified defined benefit retirement plans were frozen, and for all but a few people whose benefits were already in pay status, the lump sum actuarial values of such benefits were transferred to participants’ accounts under our deferred compensation plan. We have agreed that, for the purpose of calculating Mr. Shular’s benefits under the nonqualified defined benefit retirement plan, Mr. Shular was credited with an additional 22.5 years of service, all of which was prior service with Union Carbide or its affiliates. The amount of Mr. Shular’s benefit under the Retirement Plan shall be offset by the amount of certain benefits receivable under the Prior Retirement Plan.

Further information concerning our assumptions and estimates used in projecting pension costs and projected benefit obligations are set forth under Note 11-Benefit Plans contained in our 2007 consolidated financial statements included in our Annual Report on Form 10-K for the period ended December 31, 2007, as filed with the SEC.

Nonqualified Deferred Compensation At Fiscal Year-End December 31, 2007

The following table shows the executive contributions, our contributions, earnings, distributions and year-end account balances for the Named Executive Officers in GrafTech’s Compensation Deferral Plan, which is an unfunded, unsecured deferred compensation plan. The terms of the Compensation Deferral Plan are described below the table.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals Distributions ($)	Aggregate Balance at Last FYE ($)(4)(5)
Craig S. Shular	23,054	33,169	686,327	59,247	4,812,438
Mark R. Widmar	12,000	16,027	9,204		41,654
Petrus J. Barnard	15,844	17,300	14,830		71,292
Hermanus L. Pretorius		6,267	53,840		414,732
Gary R. Whitaker	108,101	9,101	12,010		129,717

(1)	The amounts listed in this column include amounts that were also reported as “Salary” in the Summary Compensation Table above. For Mr. Whitaker, $100,000 of the amount listed in this column represents a portion of his 2006 ICP payout which was received in 2007 and was deferred by Mr. Whitaker under our Compensation Deferral Plan. The amounts reported in “Non-Equity Incentive Compensation Plan” of the Summary Compensation Table include $125,000 of his 2007 ICP payout which is payable in 2008 and was deferred by Mr. Whitaker under our Compensation Deferral Plan.

(2)	The amounts listed in this column were also reported in the “All Other Compensation” column of the Summary Compensation Table above and consist of “Employer Contribution to Non-qualified Savings Plan” and “Employer Contribution to Non-qualified Defined Contribution Retirement Plan” reported in the “All Other Compensation” table under the columns. The amounts in this column do not include GrafTech contributions made in 2008 with respect to 2007 salary or ICP amounts paid in 2008. Contributions attributable to 2007 salary that were made in 2008 were: for Mr. Shular, $1,530; for Mr. Widmar, $878; for Mr. Barnard, $937; for Mr. Pretorius, $475; and for Mr. Whitaker, $725.

(3)	The amounts listed in this column were not included in the Summary Compensation Table above because none of the earnings were “above market” or “preferential.” Earnings are based on the performance of investments available under the Compensation Deferral Plan including any interest and dividends paid on the investments.

(4)	Effective in 2001 and 2003, our three nonqualified defined benefit retirement plans, which were designed to provide benefits that could not be paid under the qualified Retirement Plan because of IRS limits, were frozen. With certain exceptions, amounts equal to the lump sum actuarial values of the benefits accrued by the participants in those nonqualified plans were added to the respective participants’ accounts in our Compensation Deferral Plan (these allocations are referred to as the “Frozen Lump Sums”). As to Mr. Shular, $2,993,141 was previously transferred to his deferred compensation account which represented the lump sum actual value of his accrued benefit based on 26 years of service, which included credit for 22.5 years of prior service with Union Carbide, offset by the amount of benefits receivable under the Union Carbide Retirement Program (See “Pension Benefits” above). During a period of time when Mr. Pretorius was working as a foreign employee at one of our international locations, he participated in a non-qualified non-funded foreign retirement program which provided for the equivalent benefits of the pension plan in place in the local jurisdiction of his employment. Subsequent to his relocation to the United States in 2007, an amount equal to the benefit that he had earned, or $331,307, was credited to his account in our deferred compensation plan. This amount is not funded.

(5)	The amounts listed in this column include amounts previously reported in prior years’ summary compensation table for the following executives: for Mr. Shular, $313,931, for Mr. Widmar, $8,443, for Mr. Barnard, $19,924, for Mr. Pretorius, $21,755, and for Mr. Whitaker, $109,100.

The Named Executive Officers all participate in our non-qualified Compensation Deferral Plan. Under the Compensation Deferral Plan, participants are able to defer up to 85.0% of their ICP compensation, up to 50.0% of their base salary, and up to 50.0% of their compensation in excess of the amounts that may be recognized under the Savings Plan (in 2007, such amount was $230,000) (i.e., their “Excess Deferrals”). In addition, each calendar quarter, we make a matching contribution equal to 100.0% of the first 3.0% and 50.0% of the next 2.0% of participants’ Excess Deferrals. In 2006, the matching allocations were made in cash. Effective January 1, 2007, the matching allocations are made in shares of our common stock. Participants are also credited with additional GrafTech allocations equal to 5.0% of their compensation in excess of the amount that may be considered under the Savings Plan. Beginning in 2007, these contributions were reduced to 1% of eligible compensation. Participants are immediately vested in the matching allocation, but are not vested in the other GrafTech allocation until they have completed five years of service.

Deferrals and contributions to our Compensation Deferral Plan are credited with a rate of return based on the performance of various funds selected by the participants from indices which are designated by the Plan Administrator. These funds include a fund that tracks the value of our common stock. An employee may prospectively change the funds for crediting rates of return at any time. The account balances of participants are credited with both their deferrals and our additions, as well as the rate of return on the funds selected by the participants for those amounts. Frozen Lump Sums and their earnings are held in notional investment accounts selected by the employee. Other sums are funded and invested in the available funds selected by the employee.

Distributions of account balances from the Compensation Deferral Plan are generally made in January following retirement or other termination of employment or, if elected by the participant, upon a future date specified by the participant, except that Frozen Lump Sums and GrafTech allocations may not be distributed prior to age 50. Participants may also elect to have their account balances distributed upon a change in control of GrafTech. For purposes of the Compensation Deferral Plan, a change in control is generally defined in accordance with requirements of the American Jobs Creation Act of 2004. The Compensation Deferral Plan is intended to comply with Section 409A of the Code governing deferred compensation arrangements except that amounts that were contributed to the Compensation Deferral Plan and fully vested by December 31, 2004, including all of the Frozen Lump Sums, are not subject to the restrictions of Section 409A. Amounts under the Compensation Deferral Plan are generally payable in a lump sum payment although participants may elect to have their accounts payable in annual installments instead.

Benefit Security. Retirement and other benefits are paid out of our general assets, except for payments out of the tax-qualified trusts for the UCAR Carbon Retirement Plan and the Savings Plan and except for payments out of grantor trusts or funded by the purchase of annuities.

Potential Payments on Termination or Change in Control

Payments on Termination Regardless of Change in Control-Double Trigger Agreements. Each Named Executive Officer entered into a Severance Compensation Agreement with us that applies only if the executive’s employment is terminated. Without more, a change in control does not trigger payment of the benefits under the Severance Compensation Agreement.

If a Named Executive Officer’s employment is terminated due to a Termination for Cause (as defined in the Severance Compensation Agreements) or by the Named Executive Officer other than with good reason, he or she will be paid his or her full base salary and accrued vacation pay through the date of termination, plus any benefits or awards which have been earned or become payable but which have not yet been paid and all unvested shares of restricted stock will be forfeited.

If the Named Executive Officer’s employment is terminated due to Retirement or death, the executive’s benefits will be determined in accordance with GrafTech’s retirement and insurance programs then in effect. In addition, unvested shares of restricted stock will be forfeited upon Retirement or death.

Payments on Terminations following a Change in Control. Under each of the agreements, upon termination or while disabled following a change in control (as defined below), the Named Executive Officer is entitled to certain benefits. If the Named Executive Officer’s employment is terminated subsequent to a change in control (a) by GrafTech other than for Retirement, Death, Disability or Termination for Cause (as each term is defined in the Severance Compensation Agreements) or (b) by the executive for Good Reason for Resignation (as each term is defined in the Severance Compensation Agreements), then the executive is entitled to the benefits described below:

•	accrued salary and vacation pay through the date of termination;

•	accrued ICP compensation at target for the prior year if not previously paid plus a prorated portion of the targeted ICP compensation for the year of termination;

•	a severance payment equal to 2.99 (2.0 in the case of Mr. Whitaker) multiplied by the sum of the following amounts:

—	the greater of the Named Executive Officer’s annual base salary immediately prior to the Date of Termination or immediately prior to the change in control; plus

—	the greater of the amount of the Named Executive Officer’s target ICP (or comparable compensation payment) for the year in which the Date of Termination occurs or for the year in which the change in control occurs;

•	with respect to Named Executive Officers other than Mr. Pretorius:

—	extended health, life and disability insurance coverage; and

—	reimbursement for certain excise tax liabilities (and income tax liabilities attributable to the excise tax reimbursement) if the total severance exceeds three times the executive’s “base amount” (as determined pursuant to section 280G of the Code) by more than $50,000; and

•	accelerated vesting of unvested options and shares of restricted stock.

Good Reason for Resignation includes certain changes in the Named Executive Officer’s status or position, reductions in the level of reporting responsibility, diminution of duties or responsibilities, reductions in compensation or benefits, relocation, failure of a successor to assume the severance agreement, and failure to pay certain earned compensation. During any period prior to the date of termination that the Named Executive Officer is disabled, the executive will continue to receive his or her base salary at the rate in effect at the commencement of the disabled period, together with all other compensation and benefits that are payable or provided under GrafTech’s benefit plans, including its disability plans. After the date of termination for disability, the executive’s benefits shall be determined in accordance with any retirement plan, insurance and other applicable programs of GrafTech. The compensation and benefits, other than salary, payable or provided under the agreement by reason of a disability will be the greater of (x) the amounts computed under any retirement plan, disability benefit plans, insurance and other applicable programs in effect immediately prior to a change in control and (y) the amounts computed under any retirement plan, disability benefit plans, insurance and other applicable programs in effect at the time the compensation and benefits are paid.

Assuming a change in control occurred in 2007 and each of our Named Executive Officers’ employment was terminated by GrafTech or its successor on December 31, 2007, other than for Retirement, Death, Disability or a Termination for Cause, they would be entitled to the payments and benefits listed in the table below:

Name	Severance Payment Based on Salary ($)	Severance Payment Based on Incentive Compensation ($)	Estimated Tax Gross-up ($) (1)	Payment on Stock Option Cancellation ($)	Restricted Stock Vesting ($) (2)	Value of Health, Life and Disability Insurance Benefits ($) (3)	Payout of Non-qualified Deferred Compensation (4)	Total ($) (5)
Craig S. Shular	1,829,880	1,444,170	2,330,870	11,195,800	4,443,429	56,613	4,812,438	26,113,200
Mark R. Widmar	991,185	536,107	727,232	n/a	2,059,000	49,173	27,091	4,389,788
Petrus J. Barnard	1,120,802	583,798	832,478	2,663,969	1,609,322	50,355	71,292	6,932,016
Hermanus L. Pretorius	681,451	367,911	n/a	738,234	686,322	n/a	414,732	2,888,650
Gary R. Whitaker	579,690	325,600	0	n/a	1,171,500	48,022	129,717	2,254,529

(1)	Tax gross-up amounts payable upon an actual change in control may differ from the amounts presented in the “Estimated Tax Gross-Up” column. The value of the acceleration of payment of amounts deferred under the Compensation Deferral Plan were not included in the calculation of the estimated tax gross up. Amounts are payable under the Compensation Deferral Plan pursuant to elections made by the executives which may include elections for payments upon a change in control or upon a termination of employment, but, depending upon the facts and circumstances, the amounts payable under the Compensation Deferral Plan may not be subject to tax gross-up when paid.

The estimated tax gross-up amounts were calculated taking the following into account:

•	the sum of base salary and target incentive compensation multiplied by 2.99 (2.0 for Mr. Whitaker);

•	the value of the 4 month acceleration of the incentive payment payable for 2007;

•	health and dental insurance assuming family coverage (no reduction to present value);

•	other insurance coverage such as life and disability coverage assuming certain insurance rates described in footnote (3) below (no reduction to present value);

•	the value of the accelerated vesting of the options and the restricted stock (which value is lower than the actual value of the options and the restricted stock listed in the table);

•	a 41% income tax rate was assumed; and

•	the “base amounts” for Messrs. Widmar and Whitaker were determined using the bonus earned in respect of 2006 as well as the annualized 2006 base salary.

(2)	The value in the “Payment on Stock Option Cancellation” and “Restricted Stock Vesting” columns assumes a fair market value of $17.75 on December 31, 2007.

(3)	The value of the medical benefits was determined applying the maximum monthly premiums we charge former employees for continuation coverage of medical benefits under COBRA (presently $1,112 per month). In calculating disability insurance benefits, the value of the short-term disability benefits (which is a self-insured plan) were assumed to be the same as the premiums for long-term disability (which is provided by a third party insurance provider), increased to reflect administrative costs.

(4)	Amounts in this column include all amounts payable on a change in control pursuant to executives’ elections.

(5)	The total payable upon a termination without cause following a change in control is significantly greater than the amount reported in our 2007 proxy primarily due to the $10.83 per share increase in the value of our common stock from December 31, 2006 to December 31, 2007.

Under the terms of applicable agreements, all unvested equity awards will become vested upon the occurrence of a change in control. Further, GrafTech has the right to cancel substantially all outstanding options in the event of a change in control, in which case GrafTech is required to pay optionees an amount equal to the difference between the exercise price of the canceled options and the fair market value of the underlying shares.

A change in control occurs on:

•

the date on which any person or group becomes the beneficial owner of 15% or more of the then issued and outstanding common stock or voting securities of GrafTech (not including securities held by GrafTech employee benefit plans or related trusts);

•

the date on which any person or group acquires the right to vote on any matter, by proxy or otherwise, with respect to 15% or more of the then issued and outstanding common stock or voting securities of GrafTech (not including securities held by GrafTech employee benefit plans or related trusts);

•

the date, at the end of any two-year period, on which individuals, who at the beginning of such period were directors of GrafTech, or individuals nominated or elected by a vote of two-thirds of such directors or directors previously so elected or nominated, cease to constitute a majority of GrafTech’s Board;

•	the date on which stockholders of GrafTech approve a complete liquidation or dissolution of GrafTech; or

•	the date on which GrafTech consummates certain reorganizations, mergers, asset sales or similar transactions.

Amounts deferred under the Compensation Deferral Plan become immediately payable upon a change in control if the participant elected to receive payment of deferred amounts upon a change in control. All other payments under the Compensation Deferral Plan will be distributed in accordance with the elections of the executive, which may include payments of all or some of the deferred amounts upon termination of employment.

Payments on Termination Prior to a Change in Control. The Severance Compensation Agreements do not give the Named Executive Officers any specific rights following a termination prior to a change in control (a) by GrafTech other than for Retirement, Death, Disability or Termination for Cause or (b) by the executive for Good Reason or for Resignation (as the terms are defined in the Severance Compensation Agreements). Each Named Executive Officer is, however, entitled to receive his or her accrued base salary and vacation pay through the date of termination, plus any benefits or awards which have been earned or become payable but which have not yet been paid if his or her employment is terminated prior to a change in control. All unvested shares of restricted stock will be forfeited upon a termination of employment by GrafTech or the executive for any reason.

Other Compensation Arrangements

Savings Plan. All of our regular, full-time U.S. employees, including eligible Named Executive Officers, are eligible to participate in the Plan. Assets in the Savings Plan are held in four types of accounts: an after-tax account to which participants may make contributions on an after-tax basis; a before-tax account to which participants may make contributions on a pre-tax basis; a company contribution account to which matching contributions are allocated; and an employer contribution account to which certain additional company contributions are allocated. The maximum employee contribution (pre-tax and after-tax combined) for any year for any participant is 50.0% of such participant’s compensation (subject to statutory limits).

We make a matching contribution to the Savings Plan, in the form of shares of our common stock, for each participant who elects to contribute to the Savings Plan. The matching contribution is 100.0% of the first 3.0% of compensation and 50.0% of the next 2.0% of compensation that a participant contributes. Matching contributions under the Savings Plan are fully vested at all times.

In addition to matching contributions, we make employer contributions to the Savings Plan each year. Prior to January 1, 2007, the amount of employer contributions was 2.5% of the participant’s compensation up to the social security taxable wage base for the year, plus 5.0% of compensation above the social security wage base (not to exceed the amount of compensation set by statutory limits). Effective January 1, 2007, these contributions were reduced to 1% of a participant’s eligible compensation. A participant becomes vested in these employer contributions to the Savings Plan once he or she has completed five years of service (three years for contributions made after 2006).

Contributions to the Savings Plan are invested, as the employee directs, in various funds offered under the Savings Plan from time to time, including a fund that invests entirely in our common stock. Amounts invested under the Savings Plan, including amounts in our common stock fund, may be switched into another investment option at any time. The account balances of participants reflect both their contributions and our contributions as well as the investment performance of the investments in which those amounts are invested. Distributions of account balances from the Savings Plan are generally made upon retirement or other termination of employment, unless deferred by the participant.

Director Compensation for 2007

The following table summarizes the annual cash and equity compensation payable to GrafTech’s directors (other than employee directors) during 2007. Employee directors do not receive compensation for rendering services as directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Total ($)
R. Eugene Cartledge	18,500	95,700		114,200
Mary B. Cranston	45,000	35,700		80,700
John R. Hall	0	87,700		87,700
Harold E. Layman	0	82,700		82,700
Ferrell P. McClean	30,000	51,700		81,700
Michael C. Nahl	61,500	35,700		97,200
Frank A. Riddick III	49,000	35,700		84,700

(1)	The aggregate dollar amount recognized for financial statement reporting purposes was determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123R. See Note 13 of our Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2007, for an explanation of the assumptions made in the valuation of these awards.

The grant date fair value of the stock award computed in accordance with FAS 123R was: for Mr. Cartledge, $7.14 as to 9,202 shares and $18.14 as to 1,654 shares; for Ms. Cranston, $7.14 as to 6,261 shares; for Mr. Hall, $7.14 as to 7,451 shares, $18.14 as to 1,516 shares, and $15.00 as to 467 shares; for Mr. Layman, $7.14 as to 7,101 shares, $18.14 as to 1,351 shares, and $15.00 as to 500 shares; for Ms. McClean, $7.14 as to 6,261 shares, $18.14 as to 551 shares, and $15.00 as to 400 shares; for Mr. Nahl, $7.14 as to 5,000 shares; and for Mr. Riddick $7.14 as to 5,000 shares.

At December 31, 2007, the aggregate amount of outstanding stock awards was: Mr. Cartledge, 77,877 shares; Ms. Cranston, 39,963 shares; Mr. Hall, 55,671 shares; Mr. Layman, 23,452 shares; Ms. McClean, 39,959 shares; Mr. Nahl, 26,200 shares; and Mr. Riddick 15,000 shares. Holdings at December 31, 2007 do not include stock awards issued in January 2008 in payment, in lieu of cash, for 2007 meeting fees.

(2)	No expense was recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, with respect to option awards held by directors. At December 31, 2007, the aggregate amount of outstanding option awards was: Mr. Cartledge, options to acquire 44,830 shares; Ms. Cranston, options to acquire 49,531 shares; Mr. Hall, options to acquire 42,650 shares; Mr. Layman, options to acquire 18,635 shares; Ms. McClean, options to acquire 26,621 shares; Mr. Nahl, options to acquire 52,030 shares; and Mr. Riddick options to acquire 5,921 shares.

The philosophy of GrafTech’s Board has always been, and continues to be, to compensate non-employee directors in a manner and an amount that enables us to:

•	attract and retain qualified and experienced individuals;

•	motivate them to devote time and effort to GrafTech; and

•	align the interests of the Board members with the interests of stockholders.

GrafTech’s Board seeks to implement this philosophy through a combination of cash payments and stock-based incentives that achieves an appropriate total compensation level. Competition for and retention of qualified and experienced directors is particularly intense in the current corporate governance environment.

Annual Fees. Beginning in 2004, each director who is not an employee of GrafTech is compensated for services as a director by:

•	an annual retainer of $30,000;

•	a meeting fee of $1,500 for each Board meeting attended; and

•	$1,000 for each committee meeting attended, including attendance by telephone.

In addition, the Chairpersons of the Board (other than employees of GrafTech), the Audit and Finance Committee, the other standing committees, and the Lead or Presiding Director of the Board are compensated for their services by an additional annual retainer of $25,000, $15,000, $5,000, and $20,000 respectively. The annual retainer for the Chairperson of the Audit and Finance Committee was increased, effective January 2008, by $5,000 to $15,000.

Equity Grants. The Compensation Committee has adopted a policy of granting to current non-employee directors, awards with respect to a specified number of shares of our common stock determined annually by the Committee (the “Annual Grant”). For 2005, 2006 and 2007, the Annual Grant consisted of awards of 5,000 restricted shares of our common stock. Beginning in 2008, annually the grant will be that number of restricted shares with a market value of $80,000 measured by the price of the last trade at closing of the NYSE as close as practical before the date of such grant. Prior to 2005, stock options were granted to non-employee directors in accordance with then applicable policies. All of the restricted shares and options granted to non-employee directors generally vest one year after the date of grant, so long as the director is then serving as a director. The exercise price per share of any options granted has been the fair market value on the date of grant (as defined under the relevant stock-based incentive plan). Vested options granted to a non-employee director expire upon the earlier of ten years after the date of grant or four years after the date the director ceases to be a director. Other terms relating to these options are the same as those relating to options granted to management employees as described in “Grants of Plan Based Awards—Equity Plans.”

Beginning in 2004, the Compensation Committee authorized offering non-employee directors the opportunity to receive deferred stock units in lieu of some or all of their retainers, accrued meeting fees for services, and annual restricted stock grants. Each deferred stock unit represents a share of our common stock which has been awarded to a recipient for delivery at a later date, and, which, once vested, is not subject to forfeiture. It is intended that the value (based on fair market values described above) and vesting of the deferred stock awarded approximate the amount and timing of retainers and fees that would otherwise be paid. Vesting accelerates upon the occurrence of a change in control (as defined in Potential Payments on Termination or Change in Control), upon death or at the election of GrafTech’s Board or the Compensation Committee. Delivery of our common stock represented by the deferred stock units will be made on the earliest of a date specified by the recipient (that is in a year after the year during which the election is made), the date on which a change in control occurs, the recipient’s death, or the fifth anniversary of the date on which the recipient ceases to be a director. At December 31, 2007, the aggregate number of deferred stock units payable to directors was: Mr. Cartledge, 46,277 units; Ms. Cranston, 37,963 units; Mr. Hall, 43,671 units; Mr. Layman, 18,452 units;

Ms. McClean, 26,559 units; Mr. Nahl, 0 units; and Mr. Riddick 0 units. Holdings at December 31, 2007 do not include deferred stock units issued in January 2008 in payment, in lieu of cash, for 2007 meeting fees. The value of the deferred stock units granted to directors in 2007 was reported in the “Stock Awards” column of the “Directors Compensation” table above.

Other Compensation. In addition to the amounts described above, all directors are entitled to reimbursement for expenses (including for first class travel) incurred in rendering services as directors. GrafTech’s Board has in the past and the Compensation Committee may in the future award additional cash- or stock-based compensation to one or more directors for special services rendered to GrafTech. No additional compensation was awarded in the year ending December 31, 2007.

Currently, GrafTech’s Board has adopted guidelines for ownership of common stock by its directors. Compliance with the guidelines is voluntary. Under the guidelines, each non-employee director should, within a reasonable period of time after election as a director, own shares of our common stock with a market value equal to at least two times his or her annual retainer.

Equity Compensation Plan Information

The following table sets forth certain information relating to the shares of common stock that may be issued under our stock-based incentive plans at December 31, 2007.

Plan Category	A	B	C
	Number Of Securities To Be Issued Upon Exercise Of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for future Issuance Under Equity Compensation Plans (excluding securities reflected in column A)
Equity compensation plans approved by stockholders (1)	3,871,118	11.44	2,373,599
Equity compensation plans not approved by stockholders (2)	2,406,848	11.61	0

Total	6,277,966	11.52	2,373,599

(1)	Includes outstanding awards under the Management Stock Incentive Plan (Original Version), the 1995 Equity Incentive Plan, a portion of the reserved shares under the Management Stock Incentive Plan (Senior Version), and all shares reserved for issuance under the 2005 Plan. For a description of the material terms of these plans, see “Grants of Plan Based Awards—Equity Plans” above. New awards may only be made under the 2005 Plan; shares under other plans are reserved for the exercise of outstanding options only.

(2)	Includes outstanding awards under the Management Stock Incentive Plan (Mid-Management Version) and the 1996 Mid-Management Equity Incentive Plan. For a description of the material terms of these plans, see “Grants of Plan Based Awards—Equity Plans.”

(3)	The weighted average term to expiration is approximately 2.15 years.

Compensation Committee Interlocks and Insider Participation

None of John R. Hall, R. Eugene Cartledge, Mary B. Cranston or Harold E. Layman, the members of the Organization, Compensation and Pension Committee during 2007, served as an officer or employee of GrafTech or any of its subsidiaries at any time during or prior to 2007. During 2007, no executive officer of GrafTech served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, an executive officer of which served as a director or member of the Compensation Committee.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth, at March 24, 2008, the number and percentage of issued and outstanding shares of our common stock owned, both actually and beneficially as determined pursuant to the rules promulgated by the SEC, by:

•	each stockholder known by us to own more than 5% of the issued and outstanding shares of our common stock;

•	each director;

•	each of the Named Executive Officers; and

•	all of the directors and executive officers as a group.

The number of shares of our common stock issued and outstanding as of March 24, 2008 was 102,857,189 shares. There are approximately 13,570,560 shares of Common Stock that could become outstanding upon conversion of our Convertible Debentures.

Beneficial Owner	Total Number of Shares Beneficially Owned, Including Shares Actually Owned (b)	Percentage of Outstanding Shares (Beneficial Ownership, Including Shares Actually Owned) (c)
Tontine Capital Partners, L. P. (d) Tontine Capital Overseas Master Fund L.P. 55 Railroad Avenue, 3rd Floor Greenwich, CT 06830	9,849,450	9.60%
FMR LLC. (d) 82 Devonshire Street Boston, MA 02109	9,343,155	9.061%
Goldman Sachs Asset Management, L.P. (d) 32 Old Slip New York, NY 10005	5,658,311	5.5%
Craig S. Shular	1,462,449	1.41%
Mark R. Widmar	134,626	[	*]
Petrus J. Barnard	428,111	[	*]
Hermanus L. Pretorius	177,926	[	*]
Gary R. Whitaker	96,078	[	*]

Beneficial Owner	Total Number of Shares Beneficially Owned, Including Shares Actually Owned (a)(b)	Percentage of Outstanding Shares (Beneficial Ownership, Including Shares Actually Owned) (c)
R. Eugene Cartledge	129,208	[	*]
Mary B. Cranston (e)	94,828	[	*]
John R. Hall	105,289	[	*]
Harold E. Layman	48,921	[	*]
Ferrell P. McClean (f)	72,314	[	*]
Michael C. Nahl	83,564	[	*]
Frank A. Riddick, III	26,255	[	*]
Directors and executive officers as a group (12 persons)	2,959,569	2.73%

*	Represents holdings of less than 1%.

(a)	Under the Savings Plan and our compensation deferral plan, contributions and allocations to employee accounts are invested in various funds, in the discretion of the employees, including a fund that invests entirely in our common stock. Each unit in our common stock fund approximates one share of our common stock. The preceding table includes, for each executive officer, the following number of units held in such fund as follows: Mr. Shular, 29,751 units; for Mr. Widmar, 3,147 units; for Mr. Barnard, 4,690 units; for Mr. Pretorius 1,248 units; and for Mr. Whitaker, 26,255 units.

(b)	Includes shares issuable upon exercise of options that are exercisable as of March 24, 2008 or become exercisable within 60 days thereafter, and based on the March 24, 2008 closing price of GrafTech stock of $15.48 per share on the NYSE as follows: for Mr. Shular, 1,067,000 options, of which 150,000 are out-of-the-money; for Mr. Barnard, 310,100 options, 66,000 of which are out-of-the-money; for Mr. Pretorius, 128,600 options, 57,000 of which are out-of-the-money; for Mr. Cartledge, 44,830 options, 3,200 of which are out-of-the-money; for Ms. Cranston, 49,531 options, 8,051 of which are out-of-the-money; for Mr. Hall, 42,650 options, 3,200 of which are out-of-the-money; for Mr. Layman, 18,635 options, none of which are out-of-the-money; for Ms. McClean, 26,621 options, none of which are out-of-the-money; for Mr. Nahl, 52,030 options, 8,200 of which are out-of-the-money; for Mr. Riddick, 5,921 options, none of which are out-of-the-money; and for directors and Named Executive Officers as a group, 1,745,918 options, 295,651 of which are out-of-the-money.

(c)	Percentage assumes conversion or exercise of such holder’s options, as the case may be, for purposes of calculating the total number of outstanding shares, but does not assume exercise or conversion of securities held by third parties.

(d)	Based solely upon the number of shares reported in the most recent amended Schedule 13G or Schedule 13D filed through March 24, 2008 by such stockholder with the SEC. Such stockholder may be part of a group which filed a Schedule 13G or Schedule 13D jointly. We have not made any independent determination as to beneficial ownership of any such stockholders and are not restricted in any determination we may make by reason of inclusion of such stockholder or its shares in this table.

(e)	Includes 2,000 shares owned by the Mary & Harold Cranston Family Trust, of which Ms. Cranston is Trustee.

(f)	Includes 10,000 shares owned by Ms. McClean’s spouse and 3,400 shares held by Ms. McClean’s individual retirement account, as to all of which Ms. McClean disclaims beneficial ownership.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires GrafTech’s directors and officers and holders of more than 10% of the issued and outstanding shares of our common stock to file with the SEC initial reports of ownership, and reports of changes in ownership, of common stock and other equity securities of GrafTech. GrafTech believes that, during 2007, all of its directors and officers and holders of more than 10% of the issued and outstanding shares of our common stock complied with all reporting requirements under Section 16(a) with the following exceptions. As an administrative convenience, GrafTech’s corporate offices coordinate the filing of applicable Section 16 filings for directors and officers. Inadvertently, there was one late filing covering GrafTech’s annual grant of restricted stock to each of Messrs. Nahl and Riddick. In addition, because of a delay in receiving confirmatory information from a third party in connection with an exercise of stock options, one Section 16 filing for Mr. Pretorius was filed one day late.

Limitations on Soliciting Material, Liabilities and Incorporation by Reference

In accordance with the rules and regulations of the SEC, the following information set forth in this proxy statement shall not be deemed to be soliciting material within the meaning of Regulations 14A and 14C under the Exchange Act, filed with the SEC under the Exchange Act or otherwise subject to Regulations 14A or 14C or the liabilities of Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, notwithstanding any general incorporation by reference of this proxy statement into any other document filed with the SEC:

•	information under “The Board of Directors” beginning on page 8 regarding the independence or expertise of any particular director; and

•	information under “Audit and Finance Committee Report” beginning on page 16 and “Compensation Committee Report” on page 28.

Forward Looking Statements

These Proxy Materials contain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements about such matters as economic conditions; production and sales of products that incorporate or are produced using our products; production capacity; prices and sales of and demand for our products; strategic plans, opportunities, and business projects; debt levels; stock repurchase plans; restructuring and deleveraging activities; operational and financial performance; costs and cost increases; interest and taxes; capital expenditures and depreciation; working capital; revenues; debt levels; cash flows; cost savings and reductions; margins; earnings and growth. These statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the cautionary statements in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2007, and in our periodic reports on Form 10-Q and Form 8-K, which we hereby incorporate herein by reference. We have no duty to update these statements. Actual future events, circumstances, performance and trends could differ materially from those set forth in these statements due to various factors, including, among others: changes in economic conditions or product end market conditions; consolidation of steel producers; greater than anticipated raw materials, energy and other costs increases; increases in capacity, competitive pressures, or other changes impacting demand, prices, unit and dollar volume sales and growth rates, or profitability; failure to achieve earnings or other estimates; business interruptions adversely affecting our ability to supply our products; and other risks and uncertainties, including those detailed in our SEC filings, as well as future decisions by us.

ANNUAL REPORT ON FORM 10-K

A copy of GrafTech’s Annual Report on Form 10-K accompanies this Proxy Statement. Such Annual Report is not a part of the proxy solicitation materials. Upon receipt of a written request, GrafTech will furnish to any stockholder, without charge, an additional copy of GrafTech’s Annual Report on Form 10-K (without exhibits) for the year ended December 31, 2007 required to be filed under the Exchange Act. Upon request and the payment of $0.10 (ten cents) per page, copies of any exhibit to GrafTech’s Annual Report on Form 10-K will also be provided. Any such written request should be directed to GrafTech’s Director of Investor Relations at GrafTech International Ltd., 12900 Snow Road, Parma, Ohio 44130 or call us at 216-676-2000.

Important notice regarding the availability of proxy materials for the annual meeting to be held on May 20, 2008—the proxy statement is available at http://ir.graftech.com/proxystatement.cfm and the Annual Report is available at http://ir.graftech.com/annuals.cfm.

STOCKHOLDERS SHARING AN ADDRESS

If you share an address with another stockholder, you may receive only one set of proxy materials (including this proxy statement and the annual report to stockholders) unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials now or in the future, you may contact our Investor Relations Department at GrafTech International Ltd., 12900 Snow Road, Parma, Ohio 44130 or call us at 216-676-2000.

Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may contact us at the above address to request delivery of a single copy of these materials.

APPENDIX A

GRAFTECH INTERNATIONAL LTD.

CHARTER OF THE AUDIT AND FINANCE COMMITTEE

I. Purpose and Power

The Committee has been established by the Board to assist the Board in discharging and performing the duties and responsibilities of the Board with respect to the financial affairs of the Corporation and its subsidiaries, affiliates and related parties (collectively, the “Group”), including:

•	The identification, assessment and management of financial risks and uncertainties.

•	The continuous improvement in financial systems.

•	The integrity of financial statements and financial disclosures.

•	The compliance with legal and regulatory requirements.

•	The qualifications, independence and performance of the independent auditors.

•	The capabilities, resources and performance of the internal audit department.

•	The full and open communication with and among the independent auditors, management, internal auditors, counsel, employees, the Committee and the Board.

The Committee has the right to exercise any and all power and authority of the Board with respect to matters within the scope of this Charter, subject to the ultimate power and authority of the Board. The Board shall continue to have the ultimate duty and responsibility to manage or direct the management of the business and affairs of the Corporation.

The Committee has the authority to conduct any and all investigations it deems necessary or appropriate, to contact directly the independent auditors, the internal audit department and other employees and advisors and require them to provide any and all information, advice and assistance it deems necessary or appropriate, and to retain legal, accounting or other advisors it deems necessary or appropriate.

The Committee has the authority to set aside for payment, pay and direct the payment of the independent auditors for their reviews and audits of financial statements and all other services as well as such expenses of the Committee, including for legal, accounting and other advisors.

The independent auditors shall report directly to the Committee, and shall be accountable to the Committee and the Board, for their reviews and audits of financial statements and all other services.

II. Composition

The Committee shall be comprised of that number of directors (but not less than three) as may be determined from time to time by the Board. Each member of the Committee shall be an independent director within the meaning of the rules of the NYSE and the Sarbanes-Oxley Act of 2002 and shall be free from any relationship that may interfere with the exercise of his or her judgment independent from management. A copy of those rules is attached to the charter of the Nominating and Governance Committee.

A member of the Committee may not, other than in his or her capacity as a member of the Committee, the Board or any other committee of the Board, (i) accept any consulting, advisory or other compensatory fee from the Group or (ii) be affiliated with the Group.

All members of the Committee shall be financially literate (or must become financially literate within a reasonable period of time after becoming a member of the Committee). At least one member of the Committee shall have accounting or financial management expertise, and, effective for fiscal years beginning after July 15, 2003, must constitute an “audit committee financial expert.” 1 A member of the Committee who satisfies the definition of an “audit committee financial expert” for SEC disclosure purposes will be deemed to have accounting or financial management expertise for NYSE purposes. Members of the Committee may enhance their familiarity with finance and accounting matters by participating in educational programs conducted by the NYSE, the Corporation, an advisor or others.

The Nominating and Governance Committee shall recommend directors to be elected or terminated as members of the Committee. The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or at such other times as the Board may determine. Each member of the Committee shall serve until the next annual organizational meeting of the Board or the earlier of his or her termination as a member of the Committee by the Board, the election of his or her successor as a member of the Committee or his or her death, resignation or removal. Unless a Chair is elected by the Board, the members of the Committee may designate a Chair by a majority vote.

III. Meetings

The Committee shall meet in regular sessions at least four times annually and in special sessions as circumstances warrant. Committee members are expected to attend meetings and to spend the time needed to properly discharge their responsibilities.

The Committee shall meet at least once annually with management, the director of the internal audit department, the General Counsel and the independent auditors in separate executive sessions to discuss any matters that the Committee or any of them believe should be discussed privately.

A majority of the members of the Committee shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which there is a quorum shall be the act of the Committee.

The Committee shall keep minutes of its meetings and other proceedings.

[1]	A person with:

•	an understanding of GAAP and financial statements and audit committee functions;

•

experience in preparing, auditing, analyzing or evaluating financial statements that present breadth and level of complexity of accounting issues that are generally comparable to those that can reasonably be expected to be raised by the Corporation’s financial statements, or experience actively supervising persons engaged in such activities, who acquired such experience through any of:

➢	education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions;

➢	experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions, or experience overseeing or assessing performance of companies or public accountants with respect to preparation, auditing or evaluation of financial statements; or

➢	other relevant experience; and

•	an ability to assess general application of such principles in connection with accounting for estimates, accruals and reserves.

IV. Procedures

The Committee shall determine its meeting schedule, the agenda for each meeting, the information to be provided to it before or at each meeting and all other matters relating to the conduct of its meetings and other activities.

The Chair of the Committee shall establish and distribute (or request the Secretary to distribute) to each Committee member prior to each meeting an agenda for the meeting. Each Committee member is free to raise at any meeting subjects that are not on the agenda for that meeting.

Information that is important to understanding the business to be conducted at a meeting should generally be distributed to the Committee members at least one week (or, if that is not feasible, as soon as practicable) before the meeting, and Committee members should review these materials before the meeting.

It is the sense of the Board that, subject to Section V below, the activities and procedures of the Committee should remain flexible so that it may appropriately respond to changing circumstances.

V. Required Activities

Without limiting the scope of the preceding provisions of this Charter, the Committee shall:

Corporate Governance

1. Report on its meetings, proceedings and other activities at each meeting of the Board.

2. Review and assess the adequacy of this Charter at least annually. Submit changes to this Charter to the Board for approval.

3. Conduct an annual self-assessment to determine whether the Committee is functioning effectively, including evaluating the Committee’s contributions to the Corporation, with a specific emphasis on areas in which such contributions could be improved.

4. Review, evaluate and, as appropriate, approve all transactions with affiliates, related parties, directors and executive officers. 2

5. Direct the establishment of procedures for the receipt and retention of, and the response to, complaints received regarding accounting, internal control or auditing matters.

6. Direct the establishment of procedures for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

7. Discharge the Committee’s responsibilities with respect to the adoption, improvement and implementation of the Corporation’s Code of Conduct and Ethics as set forth in such Code.

Public Reporting

8. Cause this Charter to be included in the annual proxy statement at least once every three years in accordance with the rules of the SEC.

[2]	This shall not apply to transactions with majority-owned subsidiaries or compensation of directors or executive officers.

9. Prepare annually the report to stockholders to be included in the annual proxy statement as required by the rules of the SEC. 3

10. Review, prior to filing, all annual reports on Form 10-K, quarterly reports on Form 10-Q and interim reports on Form 8-K to be filed with the SEC that contain financial disclosures of similar scope and magnitude as annual reports on Form 10-K and quarterly reports on Form 10-Q 4. Meet to review and discuss with management and the independent auditors, prior to filing, the financial statements (including the notes thereto), including a review of the specific disclosures under the related “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” 5

11. Review and discuss earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies (and, to the extent that information is disclosed on an interim report on Form 8-K in lieu of an earnings press release, interim reports on Form 8-K to be filed with the SEC), which may be limited to a general discussion of the types of information to be disclosed and the type of presentation to be made (paying particular attention to any use of “pro forma,” or “adjusted” non- GAAP, information). Nothing herein shall require the Committee to discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

12. Obtain from the chief executive officer and chief financial officer assurances that the chief executive officer and chief financial officer are meeting their obligations to the Committee, the independent auditors and the public under certification requirements established by the SEC, the NYSE and the Sarbanes-Oxley Act of 2002.

13. Review with management and the independent auditors’ financial reporting risk assessment and management policies and practices, including related corporate approval requirements and internal auditing systems and initiatives to minimize such risks.

Independent Auditors

14. Select, retain, evaluate and, as appropriate, terminate and replace the independent auditors (and the Committee shall have the sole authority to take any such action).

15. Obtain and review, at least once annually, a report by the independent auditors describing (i) their internal quality control procedures, (ii) any material issues raised by the most recent internal quality control review or peer review or by any inquiry or investigation by any governmental or professional authority within the preceding five years, in each case with respect to one or more independent audits carried out by them, (iii) any steps taken to deal with any such issues and (iv) all relationships between them and the Group.

16. Review annually the independence of the independent auditors by (i) receiving from the independent auditors a formal written statement delineating all relationships between the independent auditors and the Group

[3]

The report must state whether the Committee has (i) reviewed and discussed the audited financial statements with management, (ii) discussed certain matters related to the conduct of the audit as set forth in SAS 61, (iii) received written disclosures from the independent auditors regarding their independence as required by ISB No. 1 and discussed with the independent auditors their independence and (iv) recommended to the Board that the audited financial statements be included in the annual report on Form 10-K to be filed with the SEC.

[4]	This shall not require prior review where such review is or may be impracticable, such as certain filings under Regulation FD or filings with respect to certain items in current reports on Form 8-K.

[5]	The Chair may represent the entire Committee for purposes of this review with respect to quarterly and interim reports.

in accordance with ISB No.1, (ii) discussing with the independent auditors all disclosed relationships between the independent auditors and the Group and all other disclosed relationships that may impact the objectivity and independence of the independent auditors and (iii) discussing with management its evaluation of the independence of the independent auditors.

17. Review and, as appropriate, approve, prior to commencement, all audit services (including comfort letters in connection with securities underwritings and tax services) and all non-audit services to be provided by the independent auditors.6

18. Review with the independent auditors annually all compensation to the independent auditors for all audit and non-audit services.7

Audits and Accounting

19. Review with the independent auditors annually the plan, scope, staffing and timing of their audit.

20. After completion of the audit of the financial statements, review with management, the director of internal audits and the independent auditors the audit report, the management letter relating to the audit report, all problems or questions (resolved or unresolved) that arose and any difficulties that were encountered during the audit, the disposition of all audit adjustments identified by the independent auditors, all significant financial reporting issues encountered and judgments made during the course of the audit (including the effect of different assumptions and estimates on the financial statements) and the response provided, cooperation afforded or limitations (including restrictions on scope or access), if any, imposed by management on the conduct of the audit.

[6]

The Committee may designate one member to approve such non-audit services, but that member must inform the Committee of the approval at the next meeting of the Committee. All such approvals must be disclosed in periodic reports filed with the SEC. See footnote 10 for a list of prohibited non-audit services.

[7]

On April 19, 2006, the SEC approved amended Rules 3502, 2522, 2523 and 3524 adopted by the Public Company Accounting Oversight Board (PCAOB) on tax services (other than tax services that were completed by June 19, 2006) that treat an auditor as not independent of an audit client if the auditor: (1) opines, markets or plans in favor of, the tax treatment of certain types of aggressive tax position transactions; (2) provides tax services to an audit client for a direct or indirect contingent fee (other than contingent fee arrangements that were paid in their entirety, converted to fixed fee arrangements, or otherwise unwound by June 19, 2006); or (3) provides tax services to individuals who perform a “financial reporting oversight role” (as defined by SEC rules) at an audit client or certain affiliates thereof (other than directors) and to family members of individuals in a financial reporting oversight role (other than tax services provided pursuant to an engagement that was in process as of Aril 19, 2006, and completed on or before October 31, 2006). As part of its rules on tax services, the PCAOB has adopted a rule designed to supplement the SEC's pre-approval requirements. This rule expands the responsibilities of the outside auditor in connection with the process of obtaining audit committee pre-approval of permitted tax services (other than tax services that start on or prior to April 29, 2007, and pre-approvals occurring before June 19, 2006). Specifically, the PCAOB rule requires that the auditor: (1) describe in writing to the audit committee the nature and scope of each proposed tax service, including the fee structure for the engagement; (2) discuss with the audit committee the potential effects of the proposed tax service on the auditor's independence; and (3) document the substance of the auditor's discussion with the audit committee. In addition, the auditor must disclose to the audit committee any amendments, written or unwritten, to tax services engagements. The SEC approved the PCAOB rules as adopted but indicated that it expects that the PCAOB will issue additional implementation guidance. SEC Adopting Release No. 34-53677, PCAOB-2006-01 (April 19, 2006).

21. Review with management and the independent auditors all reports delivered by the independent auditors in accordance with Section 10A(k) 8 of the Securities Exchange Act of 1934 with respect to critical accounting policies and practices used, alternative treatments of financial information available under GAAP and other written communications (including letters under SAS No. 50) between the independent auditors and management, together with their ramifications and the preferred treatment by the independent auditors.

22. Review all items required to be communicated to the independent auditors in accordance with SAS No. 61, as amended.

23. Review with management and the independent auditors at least once annually all correspondence with regulatory authorities and all employee complaints or published reports that raise material issues regarding the financial statements or accounting policies.

24. Review regularly with the independent auditors significant disagreements between the independent auditors and management and resolve or direct the resolution of all material disagreements between management and the independent auditors regarding accounting and financial reporting.

25. Review major issues regarding auditing, internal control and financial reporting principles, policies and practices, and presentation of financial statements, including any significant changes in the selection or application of accounting principles, and major issues as to the adequacy of the internal controls and any special audit steps adopted in light of material control deficiencies. Review with management, the director of internal audits and the independent registered public accountants adopted or proposed changes in those principles, policies and practices and the impact on the financial statements. Review the effect on those policies and practices of pronouncements and initiatives of the SEC, the Public Company Accounting Oversight Board, other regulatory authorities and the accounting profession.

26. Review with management, the director of internal audits and the independent registered public accountants, at least annually, (i) all significant accounting estimates, (ii) the effective of regulatory and accounting initiatives (as well as off balance sheet structures) on the financial statements, (iii) all significant valuation allowances and liability, restructuring and other reserves and (iv) analyses prepared by management and/or the independent registered public accountants setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

Internal Audits and Internal Controls

27. Review the resources, plans, activities, staffing and organizational structure of the internal audit department.

28. Review the appointment, performance and replacement of the director of internal audits.

29. Review all audits and reports prepared by the internal audit department together with management’s response.

[8]

Section 10A(k) requires independent auditors to report timely to the Committee: (a) critical accounting policies and practices to be used; (b) alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and treatment preferred by the independent auditors; and (c) other material written communications between the independent auditors and management, such as management letters or schedules of unadjusted differences.

30. Review with management, the director of internal audits and the independent registered public accountants the adequacy of financial reporting and internal control systems, the scope and results of the internal audit program and the cooperation afforded or limitations, if any, imposed by management on the conduct of the internal audit program.

31. Obtain from and review with the independent registered public accountants a report on the assessment made by management as to the effectiveness of the internal control structure and procedures as required pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder 9.

Other

32. Discuss guidelines and policies to govern the process by which risk assessment and management is undertaken.

33. Set policies for hiring of employees or former employees of the independent auditors.

VI. Discretionary Activities

It is the sense of the Board that the Committee should periodically evaluate whether and the extent to which to undertake one or more of the following activities:

Independent Auditors

1. Review whether to adopt a policy of rotating the independent auditors on a regular basis or otherwise.

2. Obtain and review all written reports issued with respect to the results of inspections of the independent auditors conducted by the Public Company Accounting Oversight Board.

3. Obtain from the independent auditors assurances that: a) no person associated with the independent auditors and engaged in providing any service to the Group is under suspension from being associated with a registered public accounting firm pursuant to Section 105 9 of the Sarbanes-Oxley Act of 2002 10; b) the independent auditors have not performed and will not perform any non-audit services prohibited by

[9]

Section 404 (together with the rules promulgated thereunder) require each Annual Report on Form 10-K of an accelerated filer to contain an internal control report stating management’s responsibility for establishing and maintaining adequate internal control structures and financial reporting procedures, and containing an assessment of the effectiveness of such structures and procedures as of the end of the most recent fiscal year, and also requires the independent registered public accountants to attest to and report on management's assessment as to such internal controls. Such attestation may not be the subject of a separate engagement, and must be made in accordance with standards adopted or to be adopted by the Public Company Accounting Oversight Board.

[9]

Section 105 requires the Public Company Accounting Oversight Board to establish fair procedures for investigating and disciplining registered public accounting firms and their associated persons. That Board may sanction such firms or their associated persons for refusing to testify, produce documents or otherwise cooperate with it in an investigation or for failing to supervise. Rules to be adopted by that Board may require testimony to be given or audit work papers to be produced, and allows it to share information with other government agencies. That Board may investigate such firms’ acts or practices that may violate the Sarbanes-Oxley Act of 2002 or securities laws relating to audit reports, and establish procedures as to sanctions to be applied.

[10]	The Committee should consider whether to include these items in the engagement letter with the independent auditors.

Section 10A(g) 11 of the Securities Exchange Act of 1934 9; c) the lead audit partner has been and will be rotated at least once every five years in accordance with Section 10A(j) 12 of the Securities Exchange Act of 1934 9; d) the independent auditors comply with all auditing, quality control and independence standards to be established by the Public Company Accounting Oversight Board; e) the independent auditors have not and will not violate the conflict of interest provisions set forth in Section 10A(l) 13 of the Securities Exchange Act of 1934 9; and f) they will inform management concerning any information coming to their attention indicating that an illegal act has or may have occurred. 9

4. Review the experience and qualifications of the senior members of the audit team of the independent auditors.

5. Review the extent to which accountants other than the independent auditors are used and the reasons for such use.

Controls and Systems

6. Review the adequacy of auditing, accounting, financial reporting and internal control resources.

Public Reporting

7. Review with management policies and practices relating to disclosure of material information to the public, analysts, rating agencies, lenders, stockholders and others, including compliance with Regulation FD and other applicable laws.

Compliance

8. Review with the General Counsel, management and the director of internal audits the procedures for monitoring compliance with laws and policies on business integrity, ethics and conflicts of interest, including foreign corrupt practice, antitrust and insider trading matters.

9. Review with the General Counsel compliance with applicable laws, including all material regulatory inquiries.

[11]

Section 10A(g) makes it unlawful for the independent auditors to provide, contemporaneously with the audit, any non-audit service, including tax services, unless the Committee approves the activity in advance. Certain non-audit services are prohibited regardless of approval by the Committee. These prohibited services are: (1) unless it is reasonable to conclude that the results of the services will not be subject to audit procedures during an audit of the audit client's financial statements, (a) bookkeeping or other services related to the Corporation’s accounting records or financial statements; (b) financial information systems design and implementation; (c) appraisal or valuation services, fairness opinions, or contribution-in-kind reports; (d) actuarial services; and (e) internal audit outsourcing services; (2) management functions or human resources; (3) broker or dealer, investment adviser, or investment banking services; and (4) legal services and expert services unrelated to the audit.

[12]

Section 10A(j) makes it unlawful for the independent auditors to provide audit services if either the lead or reviewing audit partner has performed audit services for the Corporation in each of the Corporation’s five previous fiscal years.

[13]

Section 10A(l) makes it unlawful for the independent auditors to perform any audit service if the Corporation’s CEO, controller, CFO, chief accounting officer or equivalent officer was employed by the independent auditors and participated in any capacity in the audit during the one-year period before the beginning date of the audit.

Risk Assessment

10. Review with management compliance with covenants under debt issues and credit facilities.

11. Review contingencies that could reasonably be expected to have significant impact on financial performance or condition.

12. Review with the General Counsel all legal matters that may have a significant impact on financial condition or performance.

Finance

13. Review with management and the independent auditors’ financial condition, liquidity and funding requirements, including short-term and long-term capital expenditure plans and working capital needs.

14. Review and, as appropriate, approve the amounts, timing, types and terms of public and private stock and debt issues and credit facilities.

15. Review with management financial planning policies and practices and financial objectives.

Other

16. Review reports on expenses of executive officers and directors.

VII. Limitations

Nothing contained herein shall operate to expand the duties, liabilities or responsibilities that a director would otherwise have under applicable laws, rules and regulations in the absence of this Charter. In addition, notwithstanding anything contained herein to the contrary, the duties and responsibilities of the Committee and each of its members is one of oversight and neither the Committee nor any of its members shall have any duty or responsibility to:

•	plan, conduct or provide resources for audits;

•	determine that financial statements have been properly prepared or financial disclosures are full and complete;

•	guarantee or provide other assurance that there are no financial risks or uncertainties or that such risks or uncertainties have been reduced or eliminated; or

•	act as an expert or provide guarantees, representations, warranties, professional or other certifications or assurance with respect to, or verify, any matter within the scope of this Charter.

VIII. Qualified Legal Compliance Committee

The Committee is hereby designated and shall constitute a Qualified Legal Compliance Committee within the meaning of the rules of the SEC. As such, the Committee shall adopt written procedures for the confidential receipt, retention and consideration of any report of evidence of a material violation within the meaning of the Standards of Professional Conduct for Attorneys adopted by the SEC. In addition, as such, the Committee shall:

•

inform the General Counsel and the Chief Executive Officer of any report of evidence of such a material violation (unless the Committee reasonably believes that it would be futile to report evidence of such a material violation to the General Counsel and the Chief Executive Officer, in which case the Committee may report the evidence directly to the Board);

•

determine whether an investigation thereof is necessary or appropriate and, if so: notify the Board thereof; initiate an investigation, which may be conducted either by the General Counsel or by external counsel; and retain such additional expert personnel as the Committee deems necessary or appropriate; and

•

at the conclusion of any such investigation: recommend that the Company implement an appropriate response thereto; and inform the General Counsel, the Chief Executive Officer and the Board of the results of such investigation and the appropriate remedial measures to be adopted.

The Committee shall take all other appropriate action, including notifying the SEC, if the Company fails in any material respect to implement an appropriate response that the Committee has recommended.

IX. Web Site

This Charter shall be placed on the Corporation’s web site.

Date: December 13, 2006

é                Detach Here                é

ADMISSION TICKET

GRAFTECH INTERNATIONAL LTD.

12900 SNOW ROAD

PARMA, OHIO 44130

ANNUAL MEETING OF STOCKHOLDERS

MAY 20, 2008, AT 10:00 A.M. (E.D.T.)

PRESENT THIS TICKET TO ADMIT ONE STOCKHOLDER AND ONE GUEST

Name of Stockholder:

Address:

(See reverse side for directions)

DIRECTIONS TO OUR HEADQUARTERS

GrafTech is located at 12900 Snow Road, Parma, Ohio, 44130.

We are located SW of Cleveland, within 3 miles of both I-480 & I-71.

From West

Take I-80

Merge onto I-71N via Exit 161/10 toward Cleveland

Take the Snow Road exit—Exit 237—toward Airport

Turn Right onto Snow Road

From North/East

I-80 E (Exit 1A) toward Cleveland

Merge onto I-480 E via Exit 151/9ª

Exit 12 toward W 130th St./W 150th St/Brook Park

Turn Left onto Brook Park Road/OH 17

Turn Right onto W 130th Street

Turn Left onto Snow Road

From South

I-71N, take the Snow Road exit—Exit 237—toward Airport

Turn Right onto Snow Road

From the Airport

Go Toward the Airport Exit

Turn Left onto the access street

Turn Left onto Five Points Road, Toward I-71

Five Points Road becomes Snow Road

Follow Snow Road to GrafTech, destination approximately 2.8 miles

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

ê PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ê

Election of Directors — The Board of Directors recommends a vote FOR all the nominees listed.

1. Nominees:	For	Withhold		For	Withhold		For	Withhold	+

01 - Mary B. Cranston	☐	☐	02 - Harold E. Layman	☐	☐	03 - Ferrell P. McClean	☐	☐

04 - Michael C. Nahl	☐	☐	05 - Frank A. Riddick III	☐	☐	06 - Craig S. Shular	☐	☐

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof. Receipt of the notice of meeting and the related proxy statement is acknowledged.

Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance
	Mark box to the right if you plan to attend the Annual Meeting.	☐

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

The signature on this Proxy should correspond exactly with the name printed above. In the case of joint tenancies, both stockholders should sign. Persons signing as Attorney, Executor, Administrator, Trustee or Guardian should give their full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

ê PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ê

Proxy — GrafTech International Ltd.

P.O. Box 11202, New York, NY 10203-0202

This Proxy is solicited on behalf of the Board of Directors of GrafTech International Ltd.

For the Annual Meeting of Stockholders on May 20, 2008

The undersigned appoints Craig S. Shular, Pieter Barnard and Gary R. Whitaker, and each of them, with full power of substitution in each, the Proxies of the undersigned, to represent the undersigned and vote all shares of GrafTech International Ltd. Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on May 20, 2008, and at any adjournment or postponement thereof, as indicated on the reverse side.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this Proxy will be voted FOR the election of all of the Nominees. If you are a participant in the GrafTech International Savings Plan (the “Savings Plan”), the front of this Proxy shows units allocated to you under the Savings Plan. The actual number of shares allocated to you and which will be voted on your behalf at the Annual Meeting of Stockholders in respect of such units may vary slightly in accordance with the provisions of the Savings Plan.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY

(Continued, and to be dated and signed, on the other side)